Exhibit 10.10

SUBLEASE

THIS SUBLEASE (“Sublease”) is made as of May 11, 2015 (“Execution Date”), by and between JOUNCE THERAPEUTICS, INC. (“Subtenant”) and MANUS BIOSYNTHESIS, INC. (“Sublandlord”) who agree as follows:

1.                                      RECITALS. This Sublease is made with reference to the following facts and objectives:

1.1                               HCP/LFREP VENTURES I, LLC (“Master Landlord”), as landlord, and Sublandlord, as tenant, are parties to that certain Lease dated September 17, 2013 (the “Original Lease”), as amended by that certain First Amendment to Lease dated August 19, 2014 (the “First Amendment”) pursuant to which Master Landlord leases to Sublandlord the premises containing approximately 23,121 rentable square feet (the “Leased Premises”) on the third floor of the building commonly known as 1030 Massachusetts Avenue, Cambridge, Massachusetts (the “Building”). The Original Lease, as so amended by the First Amendment is referred to herein as the “Master Lease”. A redacted copy of the Master Lease is attached as Exhibit A to this Sublease.

1.2                               Subtenant desires to sublet from Sublandlord, and Sublandlord is willing to sublet to Subtenant, the Subleased Premises consisting of a portion of the Leased Premises as described below on the terms and conditions contained in this Sublease.

2.                                      SUBLEASED PREMISES. Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, approximately 11,980 rentable square feet of the Leased Premises (the “Subleased Premises”) as more particularly depicted on Exhibit B attached to this Sublease, together with the right to use, in common with others entitled thereto, those portions of the Project (as defined in Section 1.1.2 of the Original Lease) provided for common use, as further set forth in (and subject to the terms and conditions of) Section 1.1.3 of the Original Lease.

3.                                      USE. Subtenant shall occupy and use the Subleased Premises only for research and development, laboratory and general office use, including, but not limited to, administrative offices and other lawful accessory uses reasonably related to and incidental to such specified uses as such are permitted by Paragraph 8 in the Summary of Basic Lease Information and Article 5 of the Original Lease. Subtenant shall not use the Subleased Premises for any use specifically prohibited by Section 5.2 of the Original Lease (which prohibition is incorporated herein) and shall not cause or allow any use, act or omission that will violate any other provision of the Master Lease.

4.                                      TERM. The term of this Sublease shall commence on April 1, 2015 (the “Term Commencement Date”) and shall expire at 12 noon on March 31, 2018 (the “Expiration Date”). Sublandlord shall deliver the Subleased Premises to Subtenant immediately upon the Execution Date, provided if this Sublease is executed after the Term Commencement Date (and therefore, the Subleased Premises is delivered after the Term Commencement Date) Subtenant will remain responsible for payment of all Base Rent and applicable Operating Expenses and Tax Expenses for the entire month of April. Notwithstanding the foregoing, this Sublease is contingent upon, not later than five (5) business days after the Execution Date, obtaining evidence of Master Landlord’s consent to this Sublease as required by Section 15 below. Sublandlord will undertake reasonable efforts, at Sublandlord’s sole cost and expense, to obtain Master Landlord’s consent to this Sublease, provided Sublandlord will have no liability in the event it is unable to do so as required herein. In no event will Subtenant have any option to extend the Sublease or Master Lease. If the Master Lease expires or terminates by its terms, this Sublease will terminate on the same date therewith; provided in the event for any reason the Master Lease expires or is terminated (including without limitation any termination or rejection in connection with any bankruptcy/insolvency proceeding) prior to the Expiration Date, this Sublease shall remain in effect for the remaining term of the Sublease as a direct agreement between Subtenant and Master Landlord (subject to Master Landlord’s consent thereto).

5.                                      MONTHLY RENT. Commencing on the Term Commencement Date, Subtenant shall pay to Sublandlord: (a) base rent at the annual rate of $737,968 (pro-rated to reflect a partial year) for the first year of the Term, in monthly installments of $61,497.33 per month, which amount will increase by three percent (3%) on February 1, 2016 and an additional three percent (3%) on February 1, 2017 (the “Base Rent”), plus (b) Subtenant’s Share (namely, 15.40%) of Direct Expenses, which includes both Operating Expenses and Tax Expenses, subject to the definitions, terms and conditions set forth in Section 4 of the Original Lease (the “Additional Rent”). The term “Direct Expenses” shall have the meaning set forth in the Original Lease. Subtenant shall be responsible, at is sole cost and expense, for all services and utilities with respect to the Subleased Premises, to the same extent, and subject to the same terms, conditions and limitations, as would apply to Sublandlord (as Tenant) with respect to the Premises pursuant to Section 6.2 of the Original Lease. Electricity for the Subleased Premises will be separately metered. Subtenant shall pay Base Rent and Additional Rent in advance on the first day of each calendar month, without any setoff or deduction whatever, and with such charges and interest on late payments as set forth in Section 25 of the Original Lease.

6.                                      SECURITY DEPOSIT. Subtenant shall pay Sublandlord a security deposit of $158,077.46 (the “Security Deposit”), which shall be held by Sublandlord as security for the faithful performance by Subtenant of all of its obligations under this Sublease. Sublandlord shall not be required to segregate the Security Deposit from other funds of the Sublandlord. In the event of a default (beyond applicable notice and cure periods) by Subtenant under this Sublease, Sublandlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default or the payment of any other sum to which Subtenant may become obligated by reason of its default, or to compensate Sublandlord for any loss or damage which it may suffer thereby. Provided that Subtenant shall have made all payments and performed all covenants and agreements required under this Sublease and shall have actually vacated the Subleased Premises upon the Expiration Date, then, subject to the other provisions of this Section, the Security Deposit then being held by Sublandlord hereunder shall be returned to Subtenant when a final determination is made of all obligations of Subtenant under this Sublease; provided, however, that such determination shall be made no later than sixty (60) days after the Expiration Date, and further provided that, as long as this Sublease is not terminated prior to the Expiration Date due to a reason other than a default by Subtenant, Sublandlord shall retain (and not refund) $100,000 of said Security Deposit as an exit fee.

7.                                      PARKING. Subtenant will be entitled to lease up to nine (9) parking spaces in the Building lot at Master Landlord’s then current prevailing rates and subject to the terms and conditions set forth in Section 28 of the Original Lease.

8.                                      SIGNAGE. Subtenant will have a right to standard signage in the Building lobby and on its floor.

9.                                      INCORPORATION BY REFERENCE. This Sublease is expressly subject and subordinate to the Master Lease and except to the extent inconsistent with the terms of this Sublease or as specifically excluded below, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Subleased Premises. Except that with respect to obligations to be performed by landlord or tenant under the Master Lease, for the purposes of this Sublease and as between Sublandlord and Subtenant only, the number of days that the Subtenant shall have hereunder to perform each of Tenant’s non-monetary obligations set forth in the Master Lease shall be reduced by three (3) days from the number of days set forth in the Master Lease; and except further that with respect to all indemnification provisions of the Master Lease, Subtenant shall indemnify, defend, hold harmless and protect Master Landlord in addition to Sublandlord. Subtenant shall name both Sublandlord and Master Landlord as additional insureds for the commercial general liability insurance policies carried by Subtenant pursuant to Section 10.4 of the Original Lease.

The failure of Subtenant (following applicable notice and cure periods) to perform any of its obligations under the Sublease (and those provisions of the Master Lease specifically incorporated herein) shall constitute a default by Subtenant. For the purpose of incorporating the Master Lease provisions into this Sublease, references to “Landlord” and “Tenant” (or equivalent commonly understood terms) in such Master Lease provisions shall be deemed to be “Sublandlord” and “Subtenant,” respectively, provided however, Sublandlord does not assume the obligations of Master Landlord under the Master Lease provisions and shall have no liability for Master Landlord’s failure to perform such obligations, but shall exercise due diligence in attempting to cause Master Landlord to perform its obligations under the Master Lease for the benefit of Subtenant. If any request for consent or approval of Master Landlord is made by Subtenant, Sublandlord shall promptly cooperate with Subtenant in obtaining the appropriate consent.

Notwithstanding the foregoing, the following provisions of the Master Lease hereby are excluded from incorporation into this Sublease as between Sublandlord and Subtenant only, but shall continue in full force and effect as between Master Landlord and Sublandlord:

Original Lease: Summary of Basic Lease Information Paragraphs 3.1 (Length of Term), 3.2 (Lease Commencement Date), 3.3 (Rent Commencement Date), 3.3 (Lease Expiration Date), 4A (Base Rent), 7 (Tenant’s Share), 9 (Security Deposit), 10 (Parking Passes), 11 (Address of Tenant), and 13 (Broker(s)); Sections 1.3 (Right of First Offer), 2.1 (Lease Term), 2.2 (Option Term), the second sentence of 8.1 (Tenant’s right to make certain Alterations without consent), 8.3 (Payment for Improvements), 15.3 (Environmental Assessment) and 21 (Security Deposit); Exhibits 1.3, 2.2, 5 and 21, and to the extent inconsistent with this Sublease and/or not applicable to the Subleased Premises: 14.7 (Permitted Transfers) and Section 29.32 (Rooftop Rights).

First Amendment to Lease: In its Entirety (except for the expansion of the Leased Premises and extension of the term of the Master Lease).

Subtenant’s maintenance and repair obligations shall be limited to the interior, non-structural portions of the Subleased Premises and Subtenant shall have no obligation to make any capital or structural repairs or replacements at the Subleased Premises. Subtenant shall in no event (and Sublandlord shall) be obligated to perform or bear the cost of any work or repair of a capital or structural nature in connection with compliance with any laws or insurance requirements applicable to the Subleased Premises unless required solely due to Subtenant’s specific and unique use of the Subleased Premises. Subtenant’s indemnity obligations pursuant to Section 10.1 of the Original Lease shall only apply to the Subleased Premises. The waiver of subrogation set forth in Section 10.5 of the Original Lease is specifically incorporated herein as applicable between Subtenant, Sublandlord and Master Landlord and each such party shall obtain acknowledgement of (and any necessary endorsements for) such waiver from such party’s insurance carriers.

Sublandlord shall not voluntarily terminate the Master Lease except pursuant to a right expressly set forth in the Master Lease, and Sublandlord shall not amend the Master Lease in a manner materially adverse to Subtenant in any material respect and agrees to maintain the Master Lease during the entire term of this Sublease, except that Sublandlord can otherwise voluntarily terminate the Master Lease (including without limitation by agreement with Master Landlord), provided Master Landlord agrees to recognize Subtenant as the direct tenant of Master Landlord under all terms and conditions contained in the Sublease for the remaining term of the Sublease. Sublandlord represents and warrants to Subtenant that: (i) to Sublandlord’s actual acknowledge, no default exists on the part of any party to the Master Lease, (ii) Sublandlord has neither given nor received a notice of default under the Master Lease, and (iii) the Master Lease is the only agreement between Master Landlord and Sublandlord and there are no modifications or amendments to the Master Lease.

10.                               SUBLANDLORD’S RIGHT TO CURE SUBTENANT’S DEFAULT. In addition to the rights and remedies available to Sublandlord under the provisions of the Master Lease, following a failure by Subtenant to perform any of its obligations under this Sublease (beyond all applicable notice and cure periods), Sublandlord may cure such default for the account and at the expense of Subtenant.

11.                               SUBTENANT’S PERFORMANCE UNDER MASTER LEASE. At any time with prior notice to Subtenant, Sublandlord can require Subtenant to perform its obligations under this Sublease directly to Master Landlord, and Subtenant will do so upon such request. In such event Subtenant will send to Sublandlord copies of all notices and other communications it sends to and receives from Master Landlord.

12.                               ASSIGNMENT AND SUBLETTING. Subtenant shall not assign any interest in this Sublease or sublet all or any portion of the Subleased Premises without obtaining the prior written consent of Sublandlord (not to be unreasonably withheld) under this Sublease and the prior written consent of Master Landlord under the Master Lease; provided, however, that Subtenant shall have the same rights as “Tenant” under Section 14.7 of the Original Lease with respect to the transferees described in clauses (ii) and (iii) thereof.

13.                               NO EFFECT ON MASTER LEASE. In the event of a conflict between the Master Lease and Sublease, as between Sublandlord and Subtenant the conflicting provision contained in this Sublease shall control. Nothing in this Sublease shall amend or modify the Master Lease.

14.                               CONDITION OF SUBLEASED PREMISES; ALTERATIONS; IMPROVEMENTS. Subtenant accepts the Subleased Premises in their “AS IS” condition. Subtenant shall not make any alterations or improvements to the Subleased Premises without the prior written consent of Sublandlord (which consent shall not be unreasonably withheld) and Master Landlord (whose consent shall be obtained as set forth in the Master Lease); provided Sublandlord hereby approves Subtenant’s construction of the alterations depicted hereto in Exhibit C (the “Initial Improvements”) and approves R.E. Dinneen Architects and Planners, Inc., as architect and The Richmond Group, as contractor for the Initial Improvements. Subtenant shall have the right to use a different architect and/or contractor to design and construct the Initial Improvements, provided Subtenant first obtains the consent of Master Landlord and Sublandlord, which consent by Sublandlord will not be unreasonably withheld. Sublandlord agrees that unless specifically required by Master Landlord, Sublandlord will not require Subtenant to remove the Initial Improvements at the end of the Term of this Sublease or require Subtenant to furnish performance, payment and lien bonds pursuant to Section 8.4 of the Master Lease.

15.                               CONDITION TO EFFECTIVENESS OF SUBLEASE. Notwithstanding anything in this Sublease to the contrary, the effectiveness of this Sublease is conditioned upon Master Landlord’s consent to this Sublease and its terms and conditions not later than five (5) business days after the Execution Date. In the event the foregoing condition is not satisfied by such date, Subtenant shall have the right, prior to such conditions being satisfied, to terminate this Sublease by written notice to Sublandlord. Upon such termination, Sublandlord shall immediately return to Subtenant any Base Rent and Additional Rent paid to date and the full amount (i.e., $158,077.46) of the Security Deposit. Master Landlord’s signature below will evidence its consent to this Sublease.

16.                               INDEMNITY. Subtenant shall indemnify, defend, protect, and hold Sublandlord harmless from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Subleased Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Subtenant or of any person claiming by, through or under Subtenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Subtenant or any such person, in, on or about the Building, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Sublandlord or Master Landlord. The provisions of this Section 16 shall survive the expiration or sooner termination of the Sublease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

17.                               MISCELLANEOUS PROVISIONS.

17.1                        Notices. Any notice, demand, payment, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and personally delivered (which shall include delivery by expedited or overnight delivery service, such as UPS, DHL or Federal Express), sent by email or sent by certified prepaid, first-class mail, and shall be addressed to the other party at the following addresses:

If to Subtenant:                                                                                                                                                                                                                       Jounce Therapeutics, Inc.

1030 Massachusetts Avenue

Cambridge, Massachusetts 02138

Attn: Chief Business Officer

With a copy to: Legal@jouncetx.com

If to Sublandlord:                                                                                                                                                                                                         Manus Biosynthesis, Inc.

1030 Massachusetts Avenue, 3rd Floor

Cambridge Massachusetts 02138

c/o Senior VP/Finance & Administration

With a copy to: jhession@mbbp.com

Either party may change its address by notifying the other party of the change in address in the same manner as provided in this Section. If personally delivered or sent via email, notice shall be deemed served on delivery. If mailed in accordance with the provisions above, notice shall be deemed served within two (2) business days from the time of mailing. Legal counsel for a party may send notices on such party’s behalf.

17.2                        Modification; Entire Agreement. This Sublease cannot be amended or modified except by written agreement of the parties hereto. This Sublease contains the entire understanding of the parties with respect to the matters contained in it, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.

17.3                        Counterparts. This Sublease may be executed in counterparts and all counterparts together shall be construed as one agreement. A signed copy hereof sent or received by facsimile or electronically shall have the same effect as an original.

17.4                        Brokers. Sublandlord and Subtenant each represents and warrants to the other that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein other than Sublandlord’s broker, Cushman & Wakefield, and Subtenant’s broker Transwestem RBJ, for whose fees Sublandlord shall be responsible, per separate agreement. Each party shall indemnify, protect, defend and hold the other harmless from all costs and expenses (including reasonable attorneys’ fees) arising from or relating to a breach by the indemnifying party of the foregoing representation and warranty.

17.5                        Attorneys’ Fees. If either party should bring suit against the other with respect to this Sublease, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its attorneys’ and other professional fees, expenses and court costs), shall be paid by the non-prevailing party, including any and all costs incurred in enforcing, perfecting and executing such judgment and all reasonable costs and attorneys’ fees associated with any appeal.

17.6                        Authority to Execute Sublease. Each party warrants and represents to the other party that it is authorized to enter into this Sublease and that the individuals executing this Sublease have authority to do so.

17.7                        Miscellaneous. The Recitals, and the Exhibits attached to this Sublease, are hereby made a part hereof. Except as otherwise specifically stated in the Master Lease and Sublease, where Sublandlord’s or Master Landlord’s approval is required, such approval may be provided or withheld in the sole discretion of Sublandlord and Master Landlord, respectively. This Sublease (i) contains the entire agreement of the parties with respect to the subject matter hereof: (ii) is a product of the joint negotiation and drafting of the parties hereto and shall be construed accordingly; and (iii) shall be construed in accordance with the laws of the Commonwealth of Massachusetts. The invalidity or unenforceability of any provision hereof shall not impair or invalidate the remainder of this Sublease.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED on the date first set forth above.

“SUBLANDLORD”		“SUBTENANT”

MANUS BIOSYNTHESIS, INC.		JOUNCE THERAPEUTICS, INC.

By	/s/ Jason Whaley	By	/s/ Richard Murray

Name	Jason Whaley	Name	Richard Murray

Title	CEO	Title	CEO

8

EXHIBIT A

MASTER LEASE

EXECUTION COPY

LEASE

1030 MASSACHUSETTS AVENUE

HCP/LFREP VENTURES I, LLC

a Delaware limited liability company

as Landlord,

and

MANUS BIOSYNTHESIS, INC.

a Delaware corporation

as Tenant.

1030 Masachusettts Avenue

Manus Biosynthesis

i

(continued)

(continued)

(continued)

INDEX OF DEFINED TERMS

Additional Passes	41
Additional Rent	11
Advocate Arbitrators	10
Alterations	24
Applicable Laws	39
Balcony	7
Bank Prime Loan	40
Base Rent	11
BMBL	17
Brokers	44
Builder’s All Risk	25
Building	6
Building Common Areas	6
Building Common Areas	6
Building Hours	21
Clean-up	19
Closure Letter	20
Common Areas	6
Comparable Buildings	9
Comparable Transactions	9
Concessions	9
Contemplated Effective Date	31
Contemplated Transfer Space	31
Control	32
DHHS	17
Direct Expenses	11
Environmental Assessment	19, 33
Environmental Assessments	19
Environmental Laws	17
Environmental Questionnaire	16
Environmental Report	19
Estimate	15
Estimate Statement	15
Estimated Delivery Date	3
Estimated Direct Expenses	15
Exempt Offer	7
Existing Hazardous Materials	19, 20
Expense Year	11
Fair Rental Value	9
First Class Life Sciences Projects	5
First Offer Commencement Date	8
First Offer Notice	7
First Offer Space	7
Force Majeure	43
Free Rent Amounts	36
Future Shaft Areas	40
Future Shaft Wall	40
Hazardous Materials	16, 17
Hazardous Materials Claims	17
Holidays	21
HVAC	21
Intention to Transfer Notice	31
Landlord	3, 41, 1
Landlord Parties	26
Landlord Repair Notice	28
Lease	3, 1
Lease Commencement Date	8
Lease Expiration Date	8
Lease Term	8
Lease Year	8
Lines	45
Mail	43
Material Service Interruption	23
Net Worth	32
Neutral Arbitrator	10
Notices	43
Offer Period	7
Operating Expenses	11
Option Conditions	8
Option Rent	9
Option Term	8
Original Tenant	7, 8
Outside Agreement Date	10
PCBs	17
Premises	3
Premises	6
Project	6
Project Common Areas	6
Project,	6
Release	17
Released	16, 17
Releases	17
Rent	11
rentable square feet	7
Restricted Shaft Space	40
Rooftop Equipment	46

1030 Masachusettts Ave.

Manus Biosynthesis, Inc.

Rooftop Installation Areas	46
Security Deposit	38
Service Interruption	23
Service Interruption Notice	23
Special Systems	47
Statement	15
Subject Space	29
Summary	3
Superior Right Holders	7
Surrender Date	7
Tax Expenses	11, 12, 14
Tenant	3, 41, 1
Tenant’s Agents	16
Tenant’s Share	11, 15
Tenant’s Subleasing Costs	31
Transfer Notice	29
Transfer Premium	29, 30
Transferee	9, 29
Transfers	29
TRIPLE NET	23
Underlying Documents	12
Vertical Lift	21

LEASE

This Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between HCP/LFREP Ventures I, LLC, a Delaware limited liability company (“Landlord”), and Manus Biosynthesis, Inc. a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE			DESCRIPTION

1.	Date:		September 17, 2013

2.	Premises
(Article 1).

	2.1	Building:

That certain building containing approximately 77,805 rentable square feet of space (including approximately 6,980 rentable square feet of ground floor retail space) located at 1030 Massachusetts Avenue, Cambridge, Massachusetts.

	2.2	Premises:	11,141 rentable square feet of space on the third (3rd) floor of the Building, as further set forth in Exhibit 2.2-1 to the Lease (the “Premises”).

3.	Lease Term
(Article 2).

	3.1	Length of Term:	Approximately sixty (60) months.

	3.2	Lease Commencement Date:	The date of Lease execution.

	3.3	Rent Commencement Date:

The earlier to occur of the date that Tenant first occupies the Premises for the conduct of its business or Substantial Completion of the Landlord’s Work pursuant to Exhibit 5, attached. The Landlord estimates that the Rent Commencement Date will occur on December 20, 2013 (the “Estimated Delivery Date”), subject to the terms and conditions of Exhibit 5.

	3.3	Lease Expiration Date:	The day prior to the fifth anniversary of the Rent Commencement Date, as it may be extended pursuant to Section 2.2 below.

4A.	Base Rent (Article 3):

Monthly Base
		Monthly	Rent
	Annual	Installment	per Rentable
Lease Year	Base Rent	of Base Rent	Square Foot
1
2
3
4
5

*Provided that no default is then continuing after notice and failure to cure, Tenant shall receive an abatement of Base Rent equal to in the aggregate) applicable against Base Rent in each of the first five months of the first Lease Year.

5.	Intentionally Omitted	Intentionally Omitted

6.	NNN Lease.	In addition to the Base Rent, Tenant shall be responsible to pay Tenant’s Share of Direct Expenses in accordance with the terms of Article 4 of the Lease.

7.	Tenant’s Share	Approximately 14.32%.
(Article 4):

8.	Permitted Use (Article 5):

The Premises shall be used only for research and development, laboratory, and general office use, including, but not limited to, administrative offices and other lawful accessory uses reasonably related to and incidental to such specified uses, all (i) consistent with first class life sciences projects in the City of Cambridge, Massachusetts area (“First Class Life Sciences Projects”), and (ii) in compliance with, and subject to, Applicable Laws and the terms of this Lease.

9.	Security Deposit (Article 21):	A Letter of Credit in the amount of in accordance with Article 21 of the Lease.

10.	Parking Passes (Article 28):	Nine (9) parking passes, subject to the terms of Article 28 of the Lease.

11.	Address of Tenant	Manus Biosynthesis, Inc.
	(Section 29.18):	790 Memorial Drive, Suite 102
Cambridge MA 02139
Attention: Mr. Jeff Anderson

With a copy to:

John Hession, Esq.
Cooley LLP
500 Boylston Street
Boston, MA 02116

12.	Address of Landlord	See Section 29.18 of the Lease.
(Section 29.18):

13.	Broker(s) (Section 29.24):	Richards Barry Joyce & Partners and Cushman and Wakefield

EXHIBITS

Exhibit 1.3	First Offer Space
Exhibit 2.1	Notice of Lease Term Dates
Exhibit 2.2	Premises
Exhibit 5	Tenant Work Letter
Exhibit 5.2	Rules and Regulations
Exhibit 5.4.4.1	Environmental Questionnaire
Exhibit 5.4.7	Environmental Reports
Exhibit 6.3	Tenant Utility Matrix
Exhibit 17	Tenant Estoppel Certificate
Exhibit 27	Future Shaft Areas
Exhibit 29.33	Special System Connection Points

1.                              PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1                       Premises, Building, Project and Common Areas.

1.1.1                     The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit 2.2, attached hereto and the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibits 2.2 is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Tenant shall accept the Premises in its presently existing “as-is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises except as otherwise expressly set forth in this Lease or in the Tenant Work Letter attached hereto as Exhibit 5. The Premises shall exclude Common Areas, including without limitation exterior faces of exterior walls, the entry, vestibules and main lobby of the Building, elevator lobbies and common lavatories, the common stairways and stairwells, elevators and elevator wells, boiler room, sprinkler rooms, elevator rooms, mechanical rooms, loading and receiving areas, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures and equipment serving exclusively or in common with other parts of the Building.

1.1.2                     The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas and (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located.

1.1.3                     Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises.

1.2                               Stipulation of Rentable Square Feet of Premises. For purposes of this Lease, “rentable square feet” of the Premises shall be deemed as set forth in Section 2.2 of the Summary.

1.3                               Right of First Offer. Landlord hereby grants to the Tenant named in the Summary (the “Original Tenant”), and to assignees that are Permitted Parties, as defined in Section 14.7, a one-time right of first offer during the Offer Period with respect to the portion of third (3rd) floor of the Building not contained within the

Premises as more particularly described on Exhibit 1.3, attached (the “First Offer Space”). Notwithstanding the foregoing, such first offer right of Tenant shall be subordinate to the rights of any tenant of the First Offer Space under a lease entered into in accordance with this Section 1.3 and the right of any such tenant to renew its lease (collectively, the “Superior Right Holders”) with respect to such First Offer Space. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.3. The “Offer Period” shall mean the period commencing after the initial leasing of the First Offer Space and ending upon the date that is one year prior to the Lease Expiration Date. In no event shall Tenant’s rights under this Section 1.3 apply to any offer of the First Offer Space together with any other portion of the Building (e.g. space on the floor above or below the First Offer Space) or the initial leasing of any of the First Offer Space (any such offer, an “Exempt Offer”).

1.3.1                     Procedure for Offer. Prior to entering into any lease for all or any portion of the First Offer Space, other than a lease pursuant to rights held by a Superior Right Holder or an Exempt Offer, Landlord shall provide a written notice to Tenant (the “First Offer Notice”) offering to lease to Tenant the applicable portion of the First Offer Space. The First Offer Notice shall describe the First Offer Space so offered to Tenant and shall set forth the rent and the other material economic terms upon which Landlord is willing to lease such space to Tenant.

1.3.2                     Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within ten (10) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s election to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice. If Tenant does not so notify Landlord within the ten (10) business day period, then Landlord shall be free to lease the First Offer Space to anyone to whom Landlord desires on any terms Landlord desires and the provisions of this Section 1.3 shall terminate. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

1.3.3                     Construction In First Offer Space. Except as otherwise set forth in the First Offer Notice, Tenant shall take the First Offer Space in its “as is” condition.

1.3.4                     Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall promptly thereafter execute an amendment to this Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 1.3. Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant (the “First Offer Commencement Date”) and, so long as at least three years then remain in the Lease Term, terminate on the Lease Expiration Date and shall otherwise be on the terms set forth in the First Offer Notice. If the term of the First Offer Space lease, as described in the First Offer Notice, is for more than then-remaining Lease Term (without regard for any extension rights hereunder) without taking into account the provisions of the immediately preceding sentence, then any Landlord economic concession such as a tenant improvement allowance set forth in the First Offer Notice shall be proportionately adjusted to reflect the shorter term hereunder (e.g. if the offered allowance were per rentable square foot for a 10 year term, but only four years remain under the Lease Term, then the allowance would be reduced to an amount equal to 4/10ths of per rentable square foot).

1.3.5                     Termination of Right of First Offer. The rights contained in this Section 1.2 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease other than assignees that are Permitted Parties) if the Original Tenant (or its permitted assignees) occupies at least 75% of the entire Premises. Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.3, if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease, after the expiration of any applicable notice and cure period, or Tenant has previously been in default, after the expiration of any applicable notice and cure period, under this Lease more than once.

2.                                      LEASE TERM; OPTION TERM

2.1                               Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean the consecutive twelve (12) month period following and including the Rent Commencement Date and each subsequent consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit 2.1, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof.

2.2                               Option Term.

2.2.1                     Option Right. Landlord hereby grants to the originally named Tenant herein (“Original Tenant”) and any assignees that are Permitted Parties, one (1) option to extend the Lease Term for a period of three (3) years (the “Option Term”), which shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Lease Term, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of such notice, Tenant is not in default under this Lease, after the expiration of any applicable notice and cure period; (ii) as of the end of the Lease Term, Tenant is not in default under this Lease, after the expiration of any applicable notice and cure period; (iii) Tenant has not previously been in default under this Lease, after the expiration of any applicable notice and cure period, more than twice; (iv) the L/C Security remains in effect for the duration of the Option Term, and (v) the Lease then remains in full force and effect and Original Tenant occupies at least 75% of the entire Premises at the time the option to extend is exercised and as of the commencement of the Option Term. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of three (3) years. The rights contained in this Section 2.2 shall be personal to Original Tenant and may be exercised by Original Tenant (and not by any assignee, sublessee or other “Transferee,” as that term is defined in Section 14.1 of this Lease, of Tenant’s interest in this Lease other than assignees that are Permitted Parties).

2.2.2                     Option Rent. The annual Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the Option Term. The “Fair Rental Value,” as used in this Lease, shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease space comparable to the Premises, for a comparable lease term, in an arm’s length transaction, which comparable laboratory and research and development space is located in the “Comparable Buildings,” as that term is defined in this Section 2.2.2, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office and laboratory user other than Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Fair Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations in connection with Tenant’s lease of the Premises during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). The Concessions shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant. The term “Comparable Buildings” shall mean the Building and those other class A life sciences buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation of to the building), quality of construction, level of services and amenities, size and appearance, and are located in the East and Mid-Cambridge submarkets of the City of Cambridge, Massachusetts. The parties acknowledge that the Fair Rental Value may include increases in the rental rate payable over the Option Term, but in no event shall the Fair Rental Value ever decrease during any Option Term.

2.2.3                     Determination of Option Rent. In the event Tenant timely and appropriately exercises the option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent on or before the thirty (30) days after the exercise of the option. If Tenant, on or before the date which is ten (10) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date’), then each party shall make a separate determination of the Option Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7, below. If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have accepted Landlord’s determination of Option Rent.

2.2.3.1           Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of other class A life sciences buildings located in the City of Cambridge, Massachusetts, market area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.2.3.2           The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his either her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.3.3           The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

2.2.3.4           The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.2.3.5           If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the then-President of the Greater Boston Real Estate Board to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.3.6           If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the then-President of the Greater Boston Real Estate Board to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.3.7           The cost of the arbitration shall be paid by Landlord and Tenant equally.

2.2.3.8           In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

3.                                      BASE RENT

3.1                               Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America or, if directed by Landlord by electronic funds transfer or similar wire transaction pursuant to instructions provided by Landlord, base rent (“Base Rent”) as set forth in Section 4A of the Summary payable in equal monthly installments in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. Base Rent and Additional Rent shall together be denominated “Rent.” Without limiting the foregoing, Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or (except as expressly provided herein) any casualty or taking, or any failure by Landlord to perform any covenant contained herein, or any other occurrence; and Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Tenant’s covenants contained herein are independent and not dependent, and Tenant hereby waives the benefit of any statute or judicial law to the contrary.

4.                                      ADDITIONAL RENT

4.1                               General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease other than Base Rent, are hereinafter collectively referred to as the “Additional Rent”. All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2                               Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1                     Intentionally Omitted.

4.2.2                     “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3                     “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4                     “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) intentionally omitted; (vi) fees and other costs, including a property management fee of 3% of Project revenues (including expense pass-throughs), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including reasonable interest on the unamortized cost) over such period of time as Landlord shall reasonably determine in accordance with generally accepted accounting principles, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to reduce expenses in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses, to the extent of Landlord’s reasonable estimate of the annual savings, or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with present or anticipated mandatory conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in the same good order or condition as on the Commencement Date, or (D) that are required under any governmental law or regulation that was not in force or effect as of the Commencement Date; provided, however, that any capital expenditure shall be amortized (including reasonable interest on the amortized cost as reasonably determined by Landlord in accordance with general accepted accounting principles) over such period of time as Landlord shall reasonably determine; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, (xv) cost of tenant relation programs reasonably established by Landlord, and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, and any agreements with transit agencies affecting the Project (collectively, “Underlying Documents”). Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)                                 costs, including legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project);

(b)                                 except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, and costs of capital improvements (as distinguished from repairs or replacements);

(c)                                  costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d)                                 any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)                                  costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f)                                   the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g)                                  amount paid as ground rental for the Project by the Landlord;

(h)                                 except for a property management fee to the extent expressly allowed above, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i)                                     any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j)                                    rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital improvement, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

(k)                                 all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)                                     rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(m)                             costs incurred to comply with laws relating to the removal of Hazardous Materials (other than Hazardous Materials typically found in first class office buildings, such as recyclable materials and typical construction materials, and costs to comply with the Operation and Maintenance Plan described on Exhibit 5.4.7);

(n)                                 the cost of special services, goods or materials provided to any other tenant of the Project free of charge, and not provided to Tenant;

(o)                                 Landlord’s general overhead expenses not related to the Project;

(p)                                 legal fees, accountants’ fees (other than normal bookkeeping expenses) and other expenses incurred in connection with disputes of tenants or other occupants of the Project or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord’s title to or interest in the Project or any part thereof;

(q)                                 costs incurred due to a violation by Landlord or any other tenant of the Project of the terms and conditions of a lease;

(r)                                    property management fees in excess of the amount expressly permitted above;

(s)                                   any reserve fund;

(t)                                    any share of Operating Expenses attributable to the parking garage and retail space in the Building.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

4.2.5                     Taxes.

4.2.5.1           “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, payments in lieu of taxes, business improvement district charges, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property, used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2                   Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.

4.2.5.3           Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent on account of Tax Expenses under this Article 4 for such Expense Year. The foregoing sentence shall survive the expiration or earlier termination of this Lease. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, transfer tax or fee, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6                     “Tenant’s Share” shall mean the percentage set forth in Section 7 of the Summary.

4.3                               Intentionally Omitted.

4.4                               Calculation and Payment of Additional Rent. In the event Tenant extends the Lease Term, pursuant to Section 2.2, above, or otherwise, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1                     Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant within six (6) months following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease, or a refund to the extent in excess of the remaining Rent due in the final year of the term. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord such amount within thirty (30) days, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the applicable Expense Year or the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease

Expiration Date which are attributable to any Expense Year (provided that Landlord delivers Tenant a bill for such amounts within two (2) years following Landlord’s receipt of the bill therefor).

4.4.2                     Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time in accordance with the provisions of this Article), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5                               Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for, and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

5.                                      USE OF PREMISES

5.1                               Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 8 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2                               Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit 5.2, attached hereto, or in violation of the laws of the United States of America, the Commonwealth of Massachusetts, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by Applicable Laws now or hereafter in effect, or any Underlying Documents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project. Tenant acknowledges that the Project is subject to an Activity and Use Limitation, notice of which dated April 10, 2001 has been recorded at Book 32708, Page 374 of the Middlesex South Registry of Deeds and Document No. 1168354 of the Middlesex County Registry District of the Land Court, a copy of which has been provided to Tenant.

5.3                               Intentionally Deleted.

5.4                               Hazardous Materials.

5.4.1                     Tenant’s Obligations.

5.4.1.1           Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit 5.4.1.1. Landlord represents that, as of the date of delivery of possession of the Premises to Tenant, the Premises shall be free of any Hazardous Materials in violation of Applicable Laws. Tenant hereby represents, warrants and covenants that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, “Tenant’s Agents”) will produce, use, store or generate any “Hazardous Materials,” as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under or about the Premises or Project. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Upon Landlord’s request, or in the event of any material change in Tenant’s use of Hazardous Materials at the Premises, Tenant shall deliver to Landlord an updated Environmental Questionnaire at least once a year. Landlord’s prior written consent shall be required to any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, such consent not to be unreasonably withheld. Tenant shall not install or permit any underground storage tank on the Premises. In addition, Tenant agrees that it: (i) shall not cause or suffer to occur, the Release of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises; and (ii) shall not engage in activities at the Premises that could result in, give rise to, or lead to the imposition of liability upon Tenant or Landlord or the creation of an environmental lien or use restriction upon the Premises. For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws. The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

Any use or storage of Hazardous Materials by Tenant permitted pursuant to this Article 5 shall not exceed Tenant’s proportionate share (measured on a per floor basis) of similarly classed Hazardous Materials. Notwithstanding the foregoing to the contrary, in no event shall Tenant or anyone claiming by through or under Tenant perform work at or above the risk category Biosafety Level 3 as established by the Department of Health and Human Services (“DHHS”) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) (as it may be or may have been further revised, the “BMBL”) or such nationally recognized new or replacement standards as Landlord may reasonable designate). Tenant shall comply with all applicable provisions of the standards of the BMBL to the extent applicable to Tenant’s operations in the Premises.

5.4.1.2           Notices to Landlord. Unless Tenant is required by Applicable Laws to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any “Environmental Laws,” as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, or pertaining to animal confinement and experimentation and stem cell research; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., M.G.L. c.21C; and oil and hazardous materials as defined in M.G.L. c.21E„ and any other state or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

5.4.1.3                   Releases of Hazardous Materials. If any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease and/or if any other Hazardous Material condition exists at the Premises or Project due to the acts or omissions of Tenant that requires response actions of any kind, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Section 5.4, including, without limitation, Section 5.4.4, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises and Project are remediated to a condition allowing unrestricted use of the Premises and Project (i.e. to a level that will allow any future use of the Premises, including residential, without any engineering controls or deed restrictions), all in accordance with the provisions and requirements of this Section 5.4. Landlord may, as required by any and all Environmental Laws, report the Release of any Hazardous Material to the appropriate governmental authority, identifying Tenant as the responsible party. Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to Tenant from any governmental authority with respect to any Release of Hazardous

Materials in, on, under, from, or about the Premises, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive.

5.4.1.4                       Indemnification.

5.4.1.4.1         In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Lease Term, whether foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises or Project, or in connection with the use of the Special Systems by Tenant, except to the extent such liabilities result from the negligence or willful misconduct of Landlord following the Lease Commencement Date or unless due to Hazardous Materials existing at or prior to the delivery of possession of the Premises to Tenant in violation of Applicable Laws. The foregoing obligations of Tenant shall include, including without limitation: (i) the costs of any required or necessary removal, repair, cleanup or remediation of the Premises and Project, and the preparation and implementation of any closure, removal, remedial or other required plans; (ii) judgments for personal injury or property damages; and (iii) all costs and expenses incurred by Landlord in connection therewith. It is the express intention of the parties to this Lease that Tenant assumes all such liabilities, and holds Landlord harmless from all such liabilities, associated with the environmental condition of the Premises, arising on or after the date Tenant takes possession of the Premises. Landlord shall be responsible for remediating any Hazardous Materials existing in the Premises as of the Commencement Date in violation of Applicable Laws.

5.4.1.4.2         Limitations. Notwithstanding anything in Section 5.4.1.4, above, to the contrary, Tenant’s indemnity of Landlord as set forth in Section 5.4.1.4, above, shall not be applicable to claims based upon “Existing Hazardous Materials,” as that term is defined in Section 5.4.7, below, except to the extent that Tenant’s construction activities and/or Tenant’s other acts or omissions caused or exacerbated the subject claim (including Tenant’s failure to remove, remediate or otherwise treat or “Clean-up,” as that term is defined in Section 5.4.7, below, the subject Existing Hazardous Materials during the tenancy of the Premises).

5.4.1.5                   Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with Applicable Laws as otherwise provided in this Lease, and as otherwise provided in this Article, Tenant shall, at its sole cost and expense, comply with all Environmental Laws. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s satisfaction compliance with all Environmental Laws and the terms of this Lease.

5.4.2              Assurance of Performance.

5.4.2.1                   Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform “Environmental Assessments,” as that term is defined below, to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials. For purposes of this Lease, “Environmental Assessment” means an assessment including, without limitation: (i) an environmental site assessment conducted in accordance with the then-current standards of the American Society for Testing and Materials and meeting the requirements for satisfying the “all appropriate inquiries” requirements; and (ii) sampling and testing of the Premises based upon potential recognized environmental conditions or areas of concern or inquiry identified by the environmental site assessment.

5.4.2.2                   Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.4, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor.

5.4.3                       Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials not existing as of the date of delivery of possession of the Premises to Tenant to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any purpose; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.4.4                 Clean-up.

5.4.4.1                   Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.4 (and not existing in violation of Applicable Laws as of the delivery of possession of the Premises to Tenant, in which event the Clean-up (as defined herein) shall be the sole obligation of Landlord, at its sole cost and expense), and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises and Project are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all Applicable Laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor.

5.4.4.2                   No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.4.4.3                   Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease, and shall fully comply with all Environmental Laws and requirements of any governmental authority with respect to such completion, including, without limitation, fully comply with any requirement to file a risk assessment, mitigation plan or other information with any such governmental authority in conjunction with the Clean-up prior to such surrender. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises

(“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with Applicable Laws.

5.4.4.4                   Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, and Tenant’s failure to receive the Closure Letter is prohibiting Landlord from leasing the Premises or any part thereof to a third party, or prevents the occupancy or use of the Premises or any part thereof by a third party, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.4.

5.4.5                     Confidentiality. Unless compelled to do so by Applicable Law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by Applicable Law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 5.4.

5.4.6                     Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

5.4.7                     Existing Hazardous Materials. “Existing Hazardous Materials” shall mean those Hazardous Materials, if any, specifically described as being present at the Project in excess of amounts permitted pursuant to Applicable Laws pursuant to those certain environmental reports listed on Exhibit 5.4.7, attached, copies of which have been provided to Tenant.

5.4.8                     Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any Applicable Laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.4.9                     Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.4 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.4 have been completely performed and satisfied.

6.                                      SERVICES AND UTILITIES

6.1                               Landlord Provided Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1                     Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation (including exhaust) and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observance of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays which are observed by other buildings comparable to and in the vicinity of the Building (collectively, the “Holidays”), and at such other hours as Tenant desires pursuant to Section 6.3, below (Landlord acknowledging that HVAC services may be required in the premises on a 24 hour, 7-day per week basis).

6.1.2                     Landlord shall provide adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment, provided that the connected electrical load of the incidental use equipment and the connected electrical load of Tenant’s lighting fixtures does not exceed Tenant’s Share of the per floor limits otherwise set forth on Exhibit 6.3, attached. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3                     Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4                     Landlord shall provide a dumpster and/or trash compactor at the Building for use by Tenant and other tenants for ordinary office waste (and not for Hazardous Materials).

6.1.5                     Landlord shall provide passenger elevator service to all floors of the Building, except the roof, and to the parking garage in the Building, and shall provide use of the loading dock. Tenant shall have 24 hour, 7 day per week access to the freight loading dock and elevators (subject to casualty, condemnation and Landlord’s reasonable security measures), at no additional expense. Landlord shall coordinate and manage any oversized ordinary and customary deliveries to the Premises (consistent with first class office and laboratory use) that require use of a scissor lift, telescoping fork lift or crane (any of the foregoing, a “Vertical Lift”) in lieu of using the elevators of the Building, subject to Landlord’s reasonable rules and regulations (e.g. governing prior written notice, which may be by e-mail to the property manager at an address to be provided by Landlord, of the need for such services). Tenant shall be responsible for 100% of the cost of the first three deliveries to Tenant in the Premises using a Vertical Lift in any calendar year during the Lease Term and Landlord shall provide use of the Vertical Lift at the Premises at no additional cost to Tenant for deliveries utilizing Vertical Lifts for the remainder of such calendar year. If Landlord reasonably concludes that the purchase of a Vertical Lift for use by tenants in the Building will result in an overall savings to the tenants (including Tenant) on account of charges assessed pursuant to the provisions of this Section 6.1.5, then the reasonable cost of such purchase, amortized over the useful life of the equipment in the manner of other capital expenditures, shall be included in Operating Expenses and no further charges shall be assessed under this Section 6.1.5 for the use of such equipment (other than to the extent included in Operating Expenses). Landlord shall provide reasonable access to Tenant through the premises on the balance of the floor (the “Windowed Premises”) on which the Premises are located to the extent necessary to utilize the removable windows in the Windowed Premises for the purpose of moving large items into the Premises, including but not limited to large equipment, furniture and construction items. Landlord shall include Tenant’s right of access (which may be by use of a right reserved to Landlord) through the Window Premises in any leases for the Windowed Premises and Tenant shall schedule any such access through Landlord so that such moving takes place outside of Building Hours and with at least five (5) business days prior notice to any affected tenant in the Windowed Premises. Any such use shall be subject to the reasonable security measures of the affected tenant.

6.2                              Tenant Provided Services and Utilities. Except as otherwise expressly set forth in Section 6.1, above, Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, electricity, water, telephone, janitorial and interior Building security services.

6.2.1                     Landlord shall not provide janitorial or trash services for the Premises except as expressly provided in Section 6.1.4, above. Tenant shall be solely responsible for performing all janitorial and trash services and other cleaning of the Premises, all in compliance with Applicable Laws. In the event such service is provided by a third party janitorial service, and not by employees of Tenant, such service shall be a janitorial service approved in advance by Landlord, (Landlord shall provide Tenant with a list of approved vendors upon Tenant’s request). The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with Comparable Buildings.

6.2.2                     Subject to Applicable Laws and the other provisions of this Lease (including, without limitation, the Rules and Regulations, and except in the event of an emergency), Tenant shall have access to the Building, the Premises and the common areas of the Building, other than common areas requiring access with a

Building engineer, twenty-four (24) hours per day, seven (7) days per week, every day of the year; provided, however, that Tenant shall only be permitted to have access to and use of the limited-access areas of the Building during the normal operating hours of such portions of the Building.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems. Provided that Landlord agrees to provide and maintain and keep in continuous service utility connections to the Project, including electricity, water and sewage connections, Landlord shall have no obligation to provide any services or utilities to the Building, including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone, janitorial and interior Building security services.

6.2.3                     Tenant shall pay for all water, gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon, whether part of Operating Expenses or as provided under this Article 6. As part of the Tenant Improvements, Landlord shall install direct meters for all utility services serving the Premises (except for water, which shall be or sub- or “check” metered) for measuring Tenant’s consumption of such utility services. Tenant shall pay all costs and expenses for any separately metered utilities provided exclusively to the Premises directly to the applicable service provider. Tenant shall pay all actual out-of-pocket costs and expenses, without mark-up, for utility charges that are based on a check- or sub-metering metering installation based on Landlord’s reading of such meters and directly to Landlord, including without limitation for utility charges for power, gas and water serving the HVAC system of the Building (which are measured by the control management system of the Building based on air volume provided to each tenant space). Additional Rent for such utilities may be reasonably estimated monthly by Landlord, based on actual readings of sub- and “check” meters where applicable, and shall be paid monthly by Tenant within thirty (30) days after being billed with a final accounting based upon actual bills received from the utility providers following the conclusion of each fiscal year of the Building.

6.3                               Overstandard Tenant Use. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, within thirty (30) days after Tenant’s receipt of an invoice therefor, the actual cost of such excess consumption; and if Tenant does not cease such excessive usage promptly following written notice from Landlord, Landlord may install devices to separately meter any increased use (or use other reasonable industry standard methods to reasonably estimate such increased use) and in such event Tenant shall pay the increased cost directly to Landlord, within thirty (30) days after Tenant’s receipt of an invoice therefor, at the rates charged by the public utility company furnishing the same, including the cost of installing, testing and maintaining of such additional metering devices. Tenant’s use of electricity and any other utility shall never exceed the capacity of the feeders to the Project or the risers or wiring installation or Tenant’s Share of the per floor limits otherwise set forth on Exhibit 6.3, attached. Building standard heating, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease shall be available to Tenant on a 24 hour, 7-day basis on demand (without prior notice to Landlord) and shall be charged to Tenant based on Landlord’s actual cost to provide such services based on the reading of the flow meters serving such equipment.

6.4                               Interruption of Use. Tenant agrees that, to the extent permitted pursuant to Applicable Laws, Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause not under Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

Notwithstanding the foregoing to the contrary, in the event that there shall be an interruption, curtailment or suspension of any service required to be provided by Landlord pursuant to Section 6.1 (and no reasonably equivalent alternative service or supply is provided by Landlord) that shall materially interfere with Tenant’s use and enjoyment of a material portion of the Premises, and Tenant actually ceases to use the affected portion of the Premises (any such event, a “Service Interruption”), and if (i) such Service Interruption shall continue for ten (10) consecutive business days following receipt by Landlord of written notice from Tenant describing such Service Interruption (the “Service Interruption Notice”), (ii) such Service Interruption shall not have been caused, in whole or in part, by reasons beyond Landlord’s reasonable control or by an act or omission in violation of this Lease by Tenant or by any negligence of Tenant, or Tenant’s agents, employees, contractors or invitees, and (iii) either (A) Landlord does not diligently commence and pursue to completion the remedy of such Service Interruption or (B) Landlord receives proceeds from its rental interruption insurance that covers such Service Interruption (a Service Interruption that satisfies the foregoing conditions being referred to hereinafter as a “Material Service Interruption”) then, as liquidated damages and Tenant’s sole remedy at law or equity, Tenant shall be entitled to an equitable abatement of Base Rent and Tenant’s Share of Direct Expenses, based on the nature and duration of the Material Service Interruption, the area of the Premises affected, and the then current Rent amounts, for the period that shall begin on the commencement of such Material Service Interruption and that shall end on the day such Material Service Interruption shall cease To the extent a Material Service Interruption is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the provisions of this paragraph shall not apply.

6.5                               Triple Net Lease. Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a “TRIPLE NET” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant’s operation therefrom. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

7.                                      REPAIRS

Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta-hot dispensers), or elsewhere exclusively serving the Premises, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior reasonable approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant (including to the extent that such repairs are required due to the negligence or willful misconduct of Landlord); provided, however, that if such repairs are due to the negligence or willful misconduct of Landlord, Tenant shall nevertheless make such repairs at Landlord’s expense, or, if covered by Tenant’s insurance, Landlord shall only be obligated to pay any deductible in connection therewith. Notwithstanding the foregoing, at Landlord’s option, or if Tenant fails to make repairs that are its responsibility to repair, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Without limitation, Tenant shall be responsible for heating, ventilating and air-conditioning systems and utility services serving the Premises from the Building connection point to the Premises (to the extent serving Tenant exclusively), and Tenant shall secure, pay for, and keep in force contracts with appropriate and reputable service companies reasonably approved by Landlord providing for the regular maintenance of such systems. Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation and roof (including roof membrane) of the Building, the structural portions of the floors of the Building, and the base building systems and equipment of the Building and Common Areas (to the extent not serving Tenant exclusively), except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Subject to the terms of Article 27, below, Landlord may, but shall not be required to, enter the Premises at all reasonable times and upon reasonable prior notice to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.

8.                                      ADDITIONS AND ALTERATIONS

8.1                               Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations in the Premises following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the Building systems or equipment, (ii) are not visible from the exterior of the Building, and (iii) cost less than $50,000.00 for a particular job of work. Prior to commencing any Alterations affecting air distribution or disbursement from ventilation systems serving Tenant or the Building, including without limitation the installation of Tenant’s exhaust systems, Tenant shall provide Landlord with a third party report from a consultant, and in a form reasonably acceptable to Landlord, showing that such work will not adversely affect the ventilation systems or air quality of the Building (or of any other tenant in the Building) and shall, upon completion of such work, provide Landlord with a certification reasonably satisfactory to Landlord from such consultant confirming that no such adverse effects have resulted from such work.

8.2                               Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), the requirement that upon Landlord’s request at the time Landlord approves said Alterations (subject to the terms of Section 8.5, below), Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority). Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3                               Payment for Improvements. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4                               Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance (to the extent that the cost of the work shall exceed

$100,000.00) in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant’s contractors and subcontractors shall be required to carry Commercial General Liability Insurance in an amount approved by Landlord and otherwise in accordance with the requirements of Article 10 of this Lease and such general liability insurance shall name the Landlord Parties as additional insureds. Landlord may, in its discretion, require Tenant to obtain and record a statutory form of lien bond, or obtain performance and payment bonds, or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations, in each case in form and substance reasonably satisfactory to Landlord. In addition, Tenant’s contractors and subcontractors shall be required to carry workers compensation insurance with a waiver of subrogation in favor of Landlord Parties.

8.5                               Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease. Furthermore, Landlord may, by written notice to Tenant at least ninety (90) days prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord; provided; however, that notwithstanding the foregoing, upon Landlord’s consent to any Alteration or improvement, Landlord shall notify Tenant whether the applicable Alteration or improvement will be required to be removed pursuant to the terms of this Section 8.5. If Tenant fails to complete any required removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the actual and reasonable cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

9.                                      COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials or services furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any work, services or obligations related to the Premises giving rise to any such liens or encumbrances (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then Applicable Laws). Tenant shall remove any such lien or encumbrance by statutory lien bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

10.                               INSURANCE

10.1                        Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that, to the extent permitted pursuant to Applicable Laws, Landlord, its lenders, partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) during the Lease Term, or any period of Tenant’s occupancy of the Premises prior to the commencement or after the expiration of the Lease Term, incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project (including without limitation on account of Tenant’s use of the Special Systems) or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2                        Tenant’s Compliance With Landlord’s Property Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements of which written notice has been provided to Tenant pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises for any purpose other than customary, general office use causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3                Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1              Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, including contractual liability, for limits of liability of not less than:

Bodily Injury and	$5,000,000 each occurrence
Property Damage Liability	$5,000,000 annual aggregate

Personal Injury Liability	$1,000,000 each occurrence
$1,000,000 annual aggregate

10.3.2              Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and (ii) any Alterations and Tenant Improvements. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3              Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings and continuing expenses, including rent, attributable to the risks outlined in Section 10.3.2 above.

10.3.4              Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations. The policy will include a waiver of subrogation in favor of the Landlord Parties.

10.4                        Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Landlord, its subsidiaries and affiliates and any other party the Landlord so specifies,, including Landlord’s managing agent, if any, shall be named as an additional insured under the policies listed in Sections 10.3.1, 10.3.2 and 10.3.3. All insurance policies required to be maintained by Tenant shall (i) be issued by an insurance company having a rating of not less than A:VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the Commonwealth of Massachusetts; (ii) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; (iii) be in form and content reasonably acceptable to Landlord (Tenant shall provide full and complete copies of any policies that Landlord reasonably requests); and (iv) provide that said insurer shall endeavor to provide written notice to Landlord and any mortgagee of Landlord, to the extent such names are furnished to Tenant prior to the cancellation of such policy. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the earlier to occur of (A) the Lease Commencement Date, and (B) the date upon which Tenant is first provided access to the Premises, and at least ten (10) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate within ten (10) days after written notice from Landlord, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5                        Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall specify that the waiver of subrogation shall not affect the right of the insured to recover thereunder.

10.6                        Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of insurance to the extent required by any lender or mortgagee on the Building.

10.7                        Landlord’s Insurance. Landlord shall maintain: (a) all risk property insurance covering the building structure and any common areas (such insurance shall be on a replacement cost basis without any coinsurance provision and shall include business interruption coverage); and (b) general liability insurance in an amount not less than $5,000,000 per occurrence including contractual coverage. In addition, Landlord may choose to provide other types of insurance covering the building and its operations.

11.                               DAMAGE AND DESTRUCTION

11.1                        Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore such Common Areas and the Premises to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the or the use of Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3.2(ii) of this Lease and Landlord’s obligation to restore any Alterations or Tenant Improvements shall be limited to the extent of such proceeds received by Landlord. To the extent permitted pursuant to Applicable Laws, Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises, or a material portion of the Premises, are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.

11.2                        Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) at least Fifty Thousand and 00/100 Dollars ($50,000.00) of damage is not fully covered by Landlord’s insurance policies; (iv) the damage occurs during the last twelve (12) months of the Lease Term; or (v) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within 270 days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (c) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all. In addition, Tenant may terminate this Lease if the damage to the Premises occurs during the last twelve (12) months of the Lease Term, and, as a result of such damage, Tenant cannot reasonably conduct business from the Premises for a period of more than one half of the then remaining term.

12.                               NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13.                               CONDEMNATION

If the whole or any substantial part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.

Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, and provided that such temporary taking does not materially preclude or unreasonably diminish Tenant’s ability to conduct business from the Premises, then this Lease shall not terminate but the Base Rent and Tenant’s Share of Direct Expenses shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, provided, however, that Tenant shall be entitled to a share of the award for any loss of fixtures and improvements and for moving and other reasonable expenses that do not otherwise reduce Landlord’s recovery.

14.                               ASSIGNMENT AND SUBLETTING

14.1                        Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord, but in no event in excess of $7,500 provided that such Transfer does not require Landlord to make any substantive modifications to its standard form of consent to Transfer documentation.

14.2                        Landlord’s Consent. With respect to the Premises, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed assignment of this Lease or sublet of the Subject Space to the Transferee on the terms specified in the Transfer Notice (prior to the Rent Commencement Date, Tenant shall have no right to assign this Lease or sublet the Premises). Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed assignment or sublet where one or more of the following apply:

14.2.1              The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2              The Transferee is either a governmental agency or instrumentality thereof;

14.2.3              The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.4              The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

14.2.5              Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is actively negotiating with Landlord or has actively negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has withheld or delayed its consent in violation of this Section 14.2 or otherwise has breached its obligations under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3                        Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee (other than any Permitted Party). “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable third party expenses incurred by Tenant for (i) any design and construction costs incurred on account of changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent and tenant improvement allowances reasonably provided to the Transferee in connection with the Transfer (provided that such free rent and tenant improvement allowances shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), (iii)any brokerage commissions in connection with the Transfer, (iv) legal fees and disbursements reasonably incurred in connection with the Transfer, and (v) any unamortized Excess Costs, as defined in Exhibit 5 (as determined on a straight line basis over the initial term of this Lease, without interest) paid by Tenant for the Tenant Improvements (collectively, “Tenant’s Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4                        Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14 (other than the last sentence of this Section 14.4), in the event Tenant contemplates a Transfer which, together with all prior Transfers then remaining in effect, would cause seventy-five percent (75%) or more of the Premises to be Transferred for more than seventy-five percent (75%) of the then remaining Lease Term (assuming all sublease renewal or extension rights are exercised), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. Notwithstanding the foregoing, Landlord shall not have such recapture right in the assignment or sublease to a Permitted Party, as provided in Article 14.7.

14.5                        Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit.

14.6                        Occurrence of Default. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such sublease as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.7                        Permitted Transfers. Notwithstanding anything contained in this Lease to the contrary, and provided Tenant is not in default, beyond any applicable notice and grace periods, in complying with the terms and conditions of this Lease, it is agreed that this Lease may be assigned or the Premises may be sublet, in whole or in part, without the consent of Landlord, to the following (each of which is referred to as a “Permitted Party”): (i) any entity which controls, is controlled by or is under direct or indirect common control with Tenant, (ii) any entity resulting from the merger or consolidation with Tenant, or (iii) any person or entity which acquires all or substantially all of the assets and liabilities or stock (an “Asset Acquisition”) of Tenant as a going concern of the business that is being conducted at the Premises; provided that, in the case of an assignment, (a) the assignee shall assume, in writing, the tenant’s obligations under this Lease, and (b) within fifteen (15) days after the execution of such assignment or sublease, Tenant shall deliver an original fully executed counterpart of such writing to Landlord, in recordable form, and (c) such Permitted Party shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the day that is three months prior to the effective date of such event. In the event of either an Asset Acquisition or a stock acquisition, the entity which has acquired said assets or stock shall assume this Lease (in a form reasonably acceptable to Landlord), such assignment to be delivered to Landlord no later than ten (10) days following the closing of such acquisition. For purposes of this Article, the term “control,” shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

15.                               SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1                        Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2                        Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder and damage by casualty that is not the responsibility of Tenant to restore excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. In no event shall any Landlord’s Work be deemed to be Tenant’s personal property, it being the intent that Tenant’s personal property includes only those items that are not built into the Premises and that have not been constructed or installed by Landlord pursuant to the Work Letter.

15.3                        Environmental Assessment. Prior to the expiration of the Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises, in each case that has carried, released or otherwise been exposed to any Hazardous Materials due to Tenant’s use or occupancy of the Premises, and shall otherwise clean the Premises so as to permit the Environmental Assessment called for by this Section 15.3 to be issued. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report (an “Environmental Assessment”) addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer or industrial hygienist that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall state, to the Landlord’s reasonable satisfaction, that (a) the

Hazardous Materials described in the first sentence of this paragraph, to the extent, if any, existing prior to such decommissioning, have been removed in accordance with Applicable Laws; (b) all Hazardous Materials described in the first sentence of this paragraph, if any, have been removed in accordance with Applicable Laws from the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in the Premises, may be reused by a subsequent tenant or disposed of in compliance with Applicable Laws without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Materials and without giving notice in connection with such Hazardous Materials; and (c) the Premises may be reoccupied for office, research and development, or laboratory use, demolished or renovated without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials described in the first sentence of this paragraph and without giving notice in connection with Hazardous Materials. Further, for purposes of clauses (b) and (c), “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-hazardous materials. The report shall also include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run and the analytic results. Tenant shall submit to Landlord the scope of the proposed Environmental Assessment for Landlord’s reasonable review and approval at least 30 days prior to commencing the work described therein or at least 60 days prior to the expiration of the Lease Term, whichever is earlier.

If Tenant fails to perform its obligations under this Section 15.3 without limiting any other right or remedy, Landlord may, on five (5) business days’ prior written notice to Tenant perform such obligations at Tenant’s expense if Tenant has not commenced to do so within said five day period, and Tenant shall within 10 days of written demand reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such work. Tenant’s obligations under this Section 15.2 shall survive the expiration or earlier termination of this Lease. In addition, at Landlord’s election, Landlord may inspect the Premises and/or the Project for Hazardous Materials at Landlord’s cost and expense within sixty (60) days of Tenant’s surrender of the Premises at the expiration or earlier termination of this Lease. Tenant shall pay for all such costs and expenses incurred by Landlord in connection with such inspection if such inspection reveals that a release or threat of release of Hazardous Materials exists at the Project or Premises as a result of the acts or omission of Tenant, its officers, employees, contractors, and agents (except to the extent resulting from (i) Hazardous Materials existing in the Premises as at the delivery of possession to Tenant (in which event Landlord shall be responsible for any Clean-up, as provided in this Lease), or (ii) the acts or omissions of Landlord or Landlord’s agents, employees or contractors).

16.                               HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term. In either case, Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom (provided that Tenant shall have no liability for consequential or indirect damages for such holdover, including claims of a succeeding tenant, until such holdover exceeds thirty (30) days).

17.                               ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit 17, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project, Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

18.                               SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Notwithstanding the foregoing to the contrary, the subordination of this Lease to any mortgage or ground lease shall be conditioned upon such mortgagee or ground lessor, as applicable, delivering to Tenant a written, recordable Subordination, Non-Disturbance and Attornment Agreement from the mortgagee seeking to have this Lease subordinated to its interest in such mortgagees or ground lessor’s customary form. Landlord represents to Tenant that, as of the date hereof, the Building is not subject to a mortgage or ground lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s delivery to Tenant of commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who come into existence following the date hereof but prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to subordinate this Lease to any such ground lease, mortgage or lien. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

Notwithstanding the foregoing or anything to the contrary herein, no mortgagee or ground lessor succeeding to the interest of Landlord hereunder shall be (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant (except to the extent any such deposit is actually received by such mortgagee or ground lessor), (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (iv) bound by any amendment or modification of this Lease subsequent to such mortgage, or by any previous prepayment of Rent for more than one (1) month, which was not approved in writing by the mortgagee, (v) liable beyond mortgagee’s or ground lessor’s interest in the Project, or (vi) responsible for the payment or performance of any work to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant or for the payment of any tenant improvements allowances. Nothing in clause (i), above, shall be deemed to relieve any mortgagee succeeding to the interest of Landlord hereunder of its obligation to comply with the obligations of Landlord under this Lease from and after the date of such succession.

19.                               DEFAULTS; REMEDIES

19.1                        Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1              Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2              Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3              Abandonment of the Premises by Tenant; or

19.1.4              The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord; or

19.1.5              If a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s or any guarantor’s property and such appointment is not discharged within 90 days thereafter or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant or any guarantor under any bankruptcy law or is filed against Tenant or any guarantor and, in the case of a filing against Tenant only, the same shall not be dismissed within 90 days from the date upon which it is filed.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2                        Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever except as expressly provided herein.

19.2.1              Landlord may, immediately or at any time thereafter, elect to terminate this Lease by notice of termination, by entry, or by any other means available under law and may recover possession of the Premises as provided herein. Upon termination by notice, by entry, or by any other means available under law, Landlord shall be entitled immediately, in the case of termination by notice or entry, and otherwise in accordance with the provisions of law to recover possession of the Premises from Tenant and those claiming through or under the Tenant. Such termination of this Lease and repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease. Tenant waives any statutory notice to quit and equitable rights in the nature of further cure or redemption, and Tenant agrees that upon Landlord’s termination of this Lease Landlord shall be entitled to re-entry and possession in accordance with the terms hereof. Landlord may, without notice, store Tenant’s personal property (and those of any person claiming under Tenant) at the expense and risk of Tenant or, if Landlord so elects,

Landlord may sell such personal property at public auction or auctions or at private sale or sales after seven days’ notice to Tenant and apply the net proceeds to the earliest of installments of rent or other charges owing Landlord. Tenant agrees that a notice by Landlord alleging any default shall, at Landlord’s option (the exercise of such option shall be indicated by the inclusion of the words “notice to quit” in such notice), constitute a statutory notice to quit. If Landlord exercises its option to designate a notice of default hereunder as a statutory notice to quit, any grace periods provided for herein shall run concurrently with any statutory notice periods.

19.2.2              In the case of termination of this Lease pursuant to Section 19.2.1, Tenant shall reimburse Landlord for all expenses arising out of such termination, including without limitation, all costs incurred in collecting amounts due from Tenant under this Lease (including attorneys’ fees, costs of litigation and the like); all expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant’s allowances, costs of preparing space, and the like); and all Landlord’s other reasonable expenditures necessitated by the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.

19.2.3              Landlord may elect by written notice to Tenant within one year following such termination to be indemnified for loss of rent by a lump sum payment representing the then present value of the amount of Rent that would have been paid in accordance with this Lease for the remainder of the Lease Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Lease Term (if less than the Rent payable hereunder), estimated as of the date of the termination, and taking into account reasonable projections of vacancy and time required to re-lease the Premises. (For the purposes of calculating the Rent that would have been paid hereunder for the lump sum payment calculation described herein, the last full year’s Additional Rent under Article 4 is to be deemed constant for each year thereafter. The Federal Reserve discount rate (or equivalent) shall be used in calculating present values.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be an MAI appraiser with at least ten years’ experience as an appraiser of life sciences buildings in the Cities of Boston and Cambridge. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them. If, at the end of the Lease Term, the rent that Landlord has actually received from the Premises is less than the aggregate fair market rent estimated as aforesaid, Tenant shall thereupon pay Landlord the amount of such difference. If and for so long as Landlord does not make the election provided for in this Section 19.2.3, Tenant shall indemnify Landlord for the loss of Rent by a payment at the end of each month which would have been included in the Lease Term, representing the excess of the Rent that would have been paid in accordance with this Lease (Base Rent together with any Additional Rent that would have been payable under Article 4, to be ascertained monthly) over the rent actually derived from the Premises by Landlord for such month (the amount of rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord’s reletting expenses described in Section 19.2.2 that have not been reimbursed by Tenant thereunder).

19.2.4              Intentionally Omitted.

19.2.5              In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 19.2, Landlord may by written notice to Tenant within six (6) months after termination under any of the provisions contained in Section 19.1 and before such full recovery, elect to recover, and Tenant shall thereupon pay, as minimum liquidated damages under this Section 19.2, an amount equal to the lesser of (i) the aggregate of the Base Rent and Additional Rent for the balance of the Lease Term had it not been terminated or (ii) the aggregate thereof for the 12 months ending one year after the termination date, plus in either case (iii) the amount of Base Rent and Additional Rent of any kind accrued and unpaid at the time of termination and minus (iv) the amount of any recovery by Landlord under the foregoing provisions of this Section 19.2 up to the time of payment of such liquidated damages (but reduced by any amounts of reimbursement under Section 19.2.2). Liquidated damages hereunder shall not be in lieu of any claims for reimbursement under Section 19.2.2.

19.2.6              If Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.7              Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under this Section 19.2, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof. The provisions of this Section 19.2.7 are not dependent upon the occurrence of a default.

19.2.8              Any obligation imposed by law upon Landlord to relet the Premises after any termination of the Lease shall be subject to the reasonable requirements of Landlord to lease to high quality tenants on such terms as Landlord may from time to time deem appropriate and to develop the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like, and Landlord shall not be obligated to relet the Premises to any party to whom Landlord or its affiliate may desire to lease other available space in the Building.

19.2.9              Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

19.3                        Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4                        Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5                        Landlord Default.

19.5.1              General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

20.                                 COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

21.                               SECURITY DEPOSIT

21.1                        Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a letter of credit (the “L/C Security”) in the amount set forth in Section 9 of the Summary as security for the faithful performance by Tenant of all of its obligations under this Lease as follows:

(a)                                 Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is ninety (90) days after the Lease Expiration Date, a letter of credit substantially in the form of Exhibit 21 issued by an issuer reasonably satisfactory to Landlord, in the amount set forth in Section 9 of the Summary, with an initial term of at least one year. Landlord may require the L/C Security to be replaced by an L/C Security issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent. If Tenant has actual notice, or Landlord notifies Tenant at any time, that any issuer of the L/C Security has become insolvent or placed into FDIC receivership, then Tenant shall promptly deliver to Landlord (without the requirement of further notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article. As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks).

(b)                                 Landlord may draw upon the L/C Security, and hold and apply the proceeds for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default, if: (i) a default beyond applicable notice and cure periods exists (or would have existed with the giving of notice and passage of applicable cure periods, but only if transmittal of a default notice is stayed or barred by applicable bankruptcy or other similar law), provided that such draw pursuant to his clause (i) shall be limited to the amount that Landlord reasonably determines is required to cure such default; (ii) as of the date forty-five (45) days before any L/C Security expires Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) ninety (90) days after the then-current Lease Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security; (iii) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security; or (iv) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile). This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances. In the event of any such draw upon the L/C Security, Tenant shall within 10 business days thereafter provide Landlord with a replacement letter of credit, or amendment to the existing letter of credit increasing the amount of such letter of credit, in the amount of L/C Security required hereunder, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall hold the proceeds of any draw not applied as set forth above as a cash Security Deposit as further described below.

(c)                                  If Landlord transfers its interest in the Premises, then Landlord shall transfer the L/C Security to the transferee of its interest and notify Tenant of such transfer, and Tenant shall at Tenant’s expense, within fifteen (15) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

(d)                                 If and to the extent Landlord is holding the proceeds of the L/C Security in cash from time to time, such cash shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of Tenant’s obligations under this Lease. If Tenant defaults

(beyond applicable notice and cure periods) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default as provided in this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, any cash security then being held by Landlord shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings. Landlord shall deliver or credit to any purchaser of Landlord’s interest in the Premises the funds then held hereunder by Landlord, and thereupon (and upon confirmation by the transferee of such funds, whether expressly or by written assumption of this Lease, generally) Landlord shall be discharged from any further liability with respect to such funds. This provision shall also apply to any subsequent transfers. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the cash security, if any, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease. If and to the extent the security held by Landlord hereunder shall be in cash, Landlord shall hold such cash in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the cash security, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on such cash security.

22.                               SUBSTITUTION OF OTHER PREMISES

Intentionally Omitted.

23.                               SIGNS

23.1                        Interior Signage. Following the Rent Commencement Date, Landlord shall provide Tenant with a building-standard multi-tenant lobby directory listing and a multi-tenant floor directory listing identifying Tenant. Such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program.

23.2                        Exterior Signage. Subject to Landlord’s prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install one sign identifying Tenant at the entry to the Premises on each floor of the Premises, which identification signage shall be consistent with building standard signage as determined by Landlord. All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant’s sole cost and expense. Tenant shall repair any damage to the Premises or Project, inside or outside, resulting from the erection, maintenance or removal of any signs.

23.3                        Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion. Tenant shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Building, without the prior written approval of Landlord, subject to Tenant’s rights pursuant to Section 23.2, above.

24.                               COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations or Tenant Improvements, or (iii) the Building, but as to the Building (and as to any

improvements to exterior walls, structural floors and the portions of the electrical, heating, ventilation and air conditioning and other systems of the Building that serve other tenants and that are located within the Premises), only to the extent such obligations are triggered by Alterations or Tenant Improvements, or Tenant’s use of the Premises for non-general office and laboratory use. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises and Building as are required to comply with the Applicable Laws to the extent required in this Article 24. Notwithstanding the foregoing terms of this Article 24 to the contrary, Tenant may defer such compliance with Applicable Laws while Tenant contests, in a court of proper jurisdiction, in good faith, the applicability of such Applicable Laws; provided, however, Tenant may only defer such compliance if such deferral shall not (a) prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, (b) prohibit Landlord from obtaining or maintaining a certificate of occupancy for the Building or any portion thereof, (c) unreasonably and materially affect the safety of the employees and/or invitees of Landlord or of any tenant in the Building (including Tenant), (d) create a significant health hazard for the employees and/or invitees of Landlord or of any tenant in the Building (including Tenant), (e) otherwise materially and adversely affect Tenant’s use of or access to the Buildings or the Premises, or (f) impose material obligations, liability, fines, or penalties upon Landlord or any other tenant of the Building, or would materially and adversely affect the use of or access to the Building by Landlord or other tenants or invitees of the Building. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.7 above.

25.                               LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. Notwithstanding the foregoing, Landlord shall not charge Tenant a late charge for the first (1st) late payment in any twelve (12) month period (but in no event with respect to any subsequent late payment in any twelve (12) month period) during the Lease Term that Tenant fails to timely pay Rent or another sum due under this Lease, provided that such late payment is made within three (3) days following the expiration of the five (5) business day period set forth in the first sentence of this Article 25. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus eight (8) percentage points, and (ii) the highest rate permitted by Applicable Law.

26.                               LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1                        Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2                        Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within ten (10) business days from delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27.                               ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon not less than one (1) day’s prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then Applicable Law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with entries into the Premises, Landlord may make any such entries without the abatement of Rent, except as otherwise expressly provided in this Lease, and shall take such reasonable steps as required to accomplish the stated purposes. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

Landlord further reserves the right to the areas designated as “Restricted Shaft Space” and “Future Shaft Wall” on Exhibit 27, attached, on each applicable floor of the Premises for the future installation of additional shaft walls and risers for the tenants or occupants of floors beneath the applicable floor of the Premises. Upon the giving of such notice, the designated areas on Exhibit 27 (the “Future Shaft Areas”) shall be treated as Common Areas. Tenant shall not make any Alterations in the Future Shaft Areas and shall remove any of Tenant’s property from the same upon reasonable prior notice from Landlord.

28.                               TENANT PARKING

During the Term, Landlord shall provide Tenant with parking passes for use by standard size automobiles and small utility vehicles in an amount equal to the number of parking passes set forth in Section 10 of the Summary, which parking passes shall pertain to the parking located on-site and/or off-site, as the case may be, parking facility (or facilities) which serve the Project. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations, of which Tenant has knowledge, which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes provide access (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and shall cooperate in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Tenant’s use of the parking passes for parking at the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities.

Tenant shall pay for such parking passes (whether or not so used) at Landlord’s then current prevailing monthly rate for parking spaces. The prevailing monthly rate for parking passes shall be subject to change from time to time as determined by Landlord. Such payments shall constitute Additional Rent for purposes of the Lease. Payments under this Section shall be made at the places and limes and subject to the conditions specified for payments of Base Rent, or at such other places and times as Landlord shall specify in writing. Without limiting Landlord’s other remedies under the Lease, if Tenant shall fail to pay the amounts due for such parking passes for more than ten (10) days after notice of such failure, then Landlord may terminate Tenant’s rights to such passes immediately upon notice by Landlord. Tenant’s rights under this Article 28 shall not be assigned or sublicensed except in connection with an assignment or sublease permitted under Article 14. Subject to the rights of other tenants or occupants in the Building, Tenant may request additional parking passes from time to time upon at least 45 days’ prior written notice to Landlord. Any such additional parking passes (the “Additional Passes”) shall be used by Tenant on all of the terms and conditions applicable to the passes otherwise provided to Tenant under this Article 28 except that Landlord may terminate Tenant’s rights to one or more Additional Passes from time to time on at least 30 days’ prior written notice to Tenant if required to satisfy the building standard ratio of .80 parking passes per 1,000 rentable square feet associated with then-vacant premises in the Building.

29.                               MISCELLANEOUS PROVISIONS

29.1                        Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2                        Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3                        No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4                        Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change or affect the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor.

29.5                        Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee of which Tenant has notice.

29.6                        Prohibition Against Recording. In the event this Lease, a copy or any notice or memorandum thereof shall be recorded by Tenant, then such recording shall constitute a default by Tenant under Article 19 hereof entitling Landlord to immediately terminate this Lease. At the request of either Landlord or Tenant, the parties shall execute a document in recordable form containing only such information as is necessary to constitute a Notice of Lease under Massachusetts law. All costs of preparation and recording such notice shall be borne by Tenant. At the expiration or earlier termination of this Lease, Tenant shall provide Landlord with an executed termination of the Notice of Lease in recordable form, which obligation shall survive such expiration or earlier termination.

29.7                        Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8                        Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9                        Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10                 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11                 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12                 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not expressly set forth herein or in one or more of the exhibits attached hereto.

29.13                 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for consequential or indirect damages, including without limitation injury or damage to, or interference with, Tenant’s business, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14                 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15                 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16                 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, governmental action or inaction, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17                 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18                 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 11 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

HCP/LFREP Ventures I, LLC

c/o HCP, Inc.

3760 Kilroy Airport Way, Suite 300

Long Beach, CA 90806

Attention: Legal Department

and:

HCP Life Science Estates

400 Oyster Point Boulevard, Suite 409

South San Francisco, CA 94080

Attention: Jon Bergschneider

And

Longfellow Real Estate Partners, LLC

260 Franklin Street, Suite 1520

Boston, MA 02110

Attention: Asset Manager

and

DLA Piper LLP (US)

33 Arch Street

Boston, MA 02110

Attention: Geoff Howell, Esq.

29.19                 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20                 Authority. If Tenant is a corporation, trust or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of Delaware and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in the Commonwealth of Massachusetts.

29.21                 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22                 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. Landlord and Tenant waive trial by jury in any action to which they are parties, and further agree that any action arising out of this Lease (except an action for possession by Landlord, which may be brought in whatever manner or place provided by law) shall be brought in the Trial Court, Superior Court Department, in the county where the Premises are located.

29.23                 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24                 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 13 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Brokers are to be paid by Landlord pursuant to the terms of a separate agreement. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25                 Project or Building Name, Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.26                 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.27                 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, provided that such other parties are made aware of Tenant’s obligations under this Section 29.27 and Tenant shall be responsible for any disclosure by such parties in violation of this paragraph.

29.28                 Construction of Property and Other Improvements. Tenant acknowledges that portions of the Project and/or other tenant premises may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.29                 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.30                 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease. Tenant shall pay all costs in connection therewith. Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant’s sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

29.31                 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.32                 Rooftop Rights.

29.32.1                               Grant of Rights. Landlord grants Tenant the appurtenant, non-exclusive, and irrevocable (except upon the expiration or earlier termination of this Lease) license at no additional charge (other than to the extent included in Operating Expenses), but otherwise subject to the terms and conditions of this Lease, to use a contiguous portion of the roof of the Building reasonably approved by Landlord (the “Rooftop Installation Areas”) to operate, maintain, repair and replace telecommunications and mechanical equipment for Tenant’s own use, such as supplemental HVAC equipment, a satellite dish, microwave dish, and the like, appurtenant to the Permitted Uses installed as part of Tenant Improvements or otherwise as permitted pursuant to Article 8 (collectively, “Rooftop Equipment”). The exact location and layout of the Rooftop Installation Areas shall be designated by Landlord and shall not exceed in area the Tenant’s Share of rooftop areas made available to tenants in the Building for similar purposes.

29.32.2       Installation and Maintenance of Rooftop Equipment. Tenant shall install Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate and in accordance with all of the provisions of this Lease, including without limitation Article 8. Tenant shall not install or operate Rooftop Equipment until it receives prior written approval of the plans for such work in accordance with Article 8. Landlord may withhold approval if the installation or operation of Rooftop Equipment reasonably would be expected to damage the structural integrity of the Building. Tenant shall maintain any Rooftop Equipment in compliance with all Applicable Laws, including the City of Cambridge noise ordinance. Tenant shall cooperate with Landlord as reasonably required to accommodate any re-roofing of the Building during the Lease term and Tenant shall be responsible for any costs associated with working around, moving or temporarily relocation Tenant’s Roof Equipment. Tenant’s access to the rooftop for the purposes of exercising its rights and obligations under this Section 29.32 shall be limited to Building Hours by prior appointment with the property manager, except in the case of emergencies threatening life or personal property. Tenant shall engage Landlord’s roofer (provided the charges of Landlord’s roofer are competitive in the marketplace) before beginning any rooftop installations or repairs of

Rooftop Equipment, whether under this Section 29.32 or otherwise, and shall always comply with the roof warranty governing the protection of the roof and modifications to the roof. Tenant shall obtain a letter from Landlord’s roofer following completion of such work stating that the roof warranty remains in effect. Tenant, at its sole cost and expense, shall cause a qualified contractor to inspect the Rooftop Installation Areas at least once a month and correct any loose bolts, fittings or other appurtenances and shall repair any damage to the roof caused by the installation or operation of Rooftop Equipment. Tenant shall pay Landlord following a written request therefor, with the next payment of Rent, (i) all applicable taxes or governmental charges, fees, or impositions imposed on Landlord because of Tenant’s use of the Rooftop Installation Areas and (ii) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Rooftop Equipment. All Rooftop Equipment shall be screened or otherwise designed so that it is not visible from the ground level of the Project.

29.32.3       Indemnification. Tenant agrees that the installation, operation and removal of Rooftop Equipment shall be at its sole risk. Tenant shall indemnify and defend Landlord and the other Indemnitees against any liability, claim or cost, including reasonable attorneys’ fees, incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury (except to the extent due to the negligent act or omission or willful misconduct of Landlord or its employees, agents or contractors) arising out of the installation, use, operation, or removal of Rooftop Equipment by Tenant or its employees, agents, or contractors, including any liability arising out of Tenant’s violation of this Section 29.32. Landlord assumes no responsibility for interference in the operation of Rooftop Equipment caused by other tenants’ equipment, or for interference in the operation of other tenants’ equipment caused by Rooftop Equipment, and Tenant hereby waives any claims against Landlord arising from such interference. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

29.32.4       Removal of Rooftop Equipment. Upon the expiration or earlier termination of the Lease, Tenant, unless and to the extent otherwise instructed by Landlord in writing, at Tenant’s sole cost and expense, shall (i) remove Rooftop Equipment from the Rooftop Installation Areas in accordance with the provisions of this Lease and (ii) leave the Rooftop Installation Areas in good order and repair, reasonable wear and tear and damage by casualty that is not the responsibility of Tenant to restore excepted. If Tenant does not remove Rooftop Equipment and restore the Rooftop Installation Areas when so required, Landlord may remove and dispose of it and charge Tenant for all costs and expenses incurred.

29.32.5       Interference by Rooftop Equipment. Landlord may have granted and may hereafter grant roof rights to other parties, and Landlord shall use commercially reasonable efforts to cause such other parties to minimize interference with Rooftop Equipment. If Rooftop Equipment (i) causes physical damage to the structural integrity of the Building, (ii) materially interferes with any telecommunications, mechanical or other systems located at or servicing (as of the Rent Commencement Date) the Building or any building, premises or location in the vicinity of the Building, (iii) interferes with any other service provided to other tenants in the Building by rooftop installations installed prior to the installation of Rooftop Equipment or (iv) interferes with any other tenants’ business, in each case in excess of that permissible under F.C.C. or other regulations (to the extent that such regulations apply and do not require such tenants or those providing such services to correct such interference or damage), Tenant shall within five (5) business days of notice of a claim of interference or damage cooperate with Landlord or any other tenant or third party making such claim to determine the source of the damage or interference and effect a prompt solution at Tenant’s expense (if Rooftop Equipment caused such interference or damage). In the event Tenant disputes Landlord’s allegation that Rooftop Equipment is causing a problem with the Building (including, but not limited to, the electrical, HVAC, and mechanical systems of the Building) and/or any other Building tenants’ equipment in the Building, in writing delivered within five (5) business days of receiving Landlord’s notice claiming such interference, then Landlord and Tenant shall meet to discuss a solution, and if within seven (7) days of their initial meeting Landlord and Tenant are unable to resolve the dispute, then the matter shall be submitted to arbitration in accordance with the provisions set forth below. The parties shall direct the Boston office of the AAA to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant. Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator. The arbitration shall be conducted in accordance with the commercial real estate arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties. Within ten (10) days of appointment, the arbitrator shall determine whether or not Rooftop Equipment is causing a problem with the Building and/or any other Building tenants’ equipment in the Building, and the appropriate resolution, if any. The arbitrator’s decision shall be final and binding on the parties. If Tenant shall fail to cooperate with Landlord in resolving any such interference or if Tenant shall fail to implement the arbitrator’s decision within ten (10) days after it is issued, Landlord may at any time thereafter (i) declare a default and/or (ii) relocate the item(s) of Rooftop Equipment in dispute in a manner consistent with the arbitral decision.

29.32.6 Relocation of Rooftop Equipment. Based on Landlord’s good faith determination that such relocation is necessary, Landlord reserves the right to cause Tenant to relocate Rooftop Equipment located on the roof to comparably functional space on the roof by giving Tenant prior notice of such intention to relocate. If within thirty (30) days after receipt of such notice Tenant has not agreed with Landlord on the space to which Rooftop Equipment is to be relocated, the timing of such relocation, and the terms of such relocation, then Landlord shall have the right to make all such determinations in its reasonable judgment. Landlord agrees to pay the reasonable cost of moving Rooftop Equipment to such other space, taking such other steps necessary to ensure comparable functionality of Rooftop Equipment, and finishing such space to a condition comparable to the then condition of the current location of Rooftop Equipment. Such payment by Landlord shall not constitute an Operating Expense under this Lease. Tenant shall arrange for the relocation of Rooftop Equipment within sixty (60) days after a comparable space is agreed upon or selected by Landlord, as the case may be. In the event Tenant fails to arrange for said relocation within the sixty-(60)-day period, Landlord shall have the right to arrange for the relocation of Rooftop Equipment at Landlord’s expense, all of which shall be performed in a manner designed to minimize interference with Tenant’s business.

29.33                 Other Special Appurtenant Rights. Tenant shall have the right in common with others to connect to and use the following systems:

(a)                                 pH neutralization system, emergency generator, compressed air and vacuum systems and RO water system (collectively, the “Special Systems”) located at the Building subject to the following conditions:

(1) Tenant’s use of the Special Systems shall be at Tenant’s sole risk to the extent permitted pursuant to Applicable Laws (Landlord making no representation or warranty regarding the sufficiency of the Special Systems for Tenant’s use);

(2) Tenant’s use of the Special Systems shall be undertaken by Tenant in compliance with all Applicable Laws, including Environmental Laws, and Tenant shall obtain any and all permits required in connection with such use;

(3) Tenant shall be responsible for connecting to the central distribution point for the Special Systems in connection with the Tenant Improvements at the locations shown on Exhibit 29.33. Tenant further acknowledges that Landlord may discontinue one or more of the Special Systems at Landlord’s election by prior written notice given to Tenant at least 30 days in advance. If Landlord elects to discontinue any such service, then Landlord shall provide Tenant with a location mutually agreeable to Landlord and Tenant for Tenant to install its own Special System on the terms and conditions set forth in Article 8 of this Lease;

(4) The costs to operate and maintain the Special Systems shall be included in Operating Expenses. Tenant use of the Special Systems shall not exceed Tenant’s Share of the capacity available to tenants of any such Special System;

(5) The use of the Special Systems shall be subject to the Rules and Regulations.

(6) Tenant acknowledges and agrees that there are no warranties of any kind, whether express or implied, made by Landlord or otherwise with respect to the Special Systems or any services (if any) provided in the Special Systems, and Tenant disclaims any and all such warranties.

(7) Tenant’s sole remedy for any breach or default by Landlord under this Section 29.33 beyond applicable notice and cure periods shall be to terminate the provisions of this Section 29.33 and Tenant hereby, to the maximum extent possible, knowingly waives the provisions of any law or regulation, now or hereafter in effect that provides additional or other remedies to Tenant as a result of any breach by Landlord hereunder or under any such law or regulation.

Landlord may, at its sole election and by prior written notice to Tenant, add additional Special Systems to the Building in the future and make the same available to all laboratory tenants, in which case such additional systems shall be treated as Special Systems hereunder.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written as a sealed Massachusetts instrument.

LANDLORD:			TENANT:

HCP/LFREP VENTURES I, LLC,			MANUS BIOSYNTHESIS, INC.,
a Delaware limited liability company			a Delaware corporation

By:	/s/ Jonathan M. Bergschneider		By:	/s/ Jason Whaley

	Name:	Jonathan M. Bergschneider		Name:	Jason Whaley

	Its:	Executive Vice President		Its:	President

			By:	/s/ Christopher Pirie

				Name:	Christopher Pirie

				Its:	Treasurer

EXHIBIT 1.3

FIRST OFFER SPACE

1

2

EXHIBIT 2.1

NOTICE OF LEASE TERM DATES

To:

Re:                             Lease dated                              , 20        between                            , a                             (“Landlord”), and                            , a                            (“Tenant”) concerning Suite                    on floor(s)                     of the office building located at 1030 Massachusetts Avenue, Cambridge, MA.

Gentlemen:

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.                              The Lease Term shall commence on or has commenced on                            for a term of                            ending on                            .

2.                              Rent commenced to accrue on                            , in the amount of                            .

3.                              If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.                              Your rent checks should be made payable to                            at                            .

5.                              The exact number of rentable/usable square feet within the Premises is                            square feet.

6.                              Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is                            %.

“Landlord”:

,

a

By:
Its:

1

Agreed to and Accepted as
of , 20 .

“Tenant”:

a

By:
Its:

2

EXHIBIT 2.2

PREMISES

1

2

3

4

EXHIBIT 5

WORK LETTER

1.                              Landlord shall perform improvements to the Premises in accordance with the list of plans attached hereto as Attachment #1 (the “Plans”), so long as no default shall occur under the Lease. The improvements to be performed by Landlord in accordance with the Plans are hereinafter referred to as “Landlord’s Work”. Landlord shall enter into a direct contract for Landlord’s Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and approve of any subcontractors used in connection with Landlord’s Work.

2.                              Landlord may, but shall not be obligated to, approve any changes to Landlord’s Work (“Change Orders”) that are requested by Tenant. Landlord shall have any necessary revisions to the plans for Landlord’s Work for a Change Order prepared at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord upon demand for the cost of preparing any such revisions. In addition, Landlord shall notify Tenant in writing of Landlord’s estimate of the cost of completing the work set forth in the Change Orders (“Excess Cost”). Landlord reserves the right to require Tenant to pay to Landlord the amount of the estimated Excess Cost before continuing with Landlord’s Work, and any delay in the completion of Landlord’s Work due to a delay by Tenant in making such payment shall be deemed a Delay (as hereinafter defined). If Tenant fails to pay the amount so demanded by Landlord within two (2) business days after such demand, Landlord reserves the right to withdraw its approval of the applicable Change Order and to proceed with Landlord’s Work without regard to any changes encompassed by such Change Order. Furthermore, if upon completion of Landlord’s Work, Landlord determines that the Excess Cost in connection with Change Orders exceeds the amount of Excess Cost theretofore paid by Tenant to Landlord, Tenant shall, within two (2) business days after Landlord’s demand, pay the balance of the Excess Cost to Landlord. Any delay in the completion of Landlord’s Work caused by Change Orders shall be deemed a Delay. Landlord acknowledges that it is has, at Tenant’s request, submitted the preliminary, pending Change Orders listed on Attachment #2 (the “Preliminary Changes”) to Landlord’s general contractor for pricing and that Tenant may, no later than September 30, 2013, elect, by notice to Landlord in writing, to have Landlord implement the Preliminary Changes on the terms and conditions of this Section 2 (including without limitation the obligation to pay Excess Costs). If Tenant fails to elect to proceed with the Preliminary Changes by September 30, 2013, time being of the essence, then Landlord shall have no obligation to proceed with the Preliminary Changes.

3.                              If and as long as Tenant does not interfere in any way with the construction process (by causing disharmony, scheduling or coordination difficulties, etc.), Tenant may, with prior approval of Landlord, and at Tenant’s sole risk and expense, enter the Premises prior to the Lease Commencement Date for the purpose of installing Tenant’s decorations, movable furnishings, business fixtures and equipment. The determination of any such interference by Landlord shall be conclusive. In connection with such entry prior to the Lease Commencement Date, Landlord shall coordinate and manage any oversized ordinary and customary deliveries to the Premises (consistent with first class office and laboratory use) that require use of a Vertical Lift in lieu of using the elevators of the Building, subject to Landlord’s reasonable rules and regulations (e.g. governing prior written notice, which may be by e-mail to the property manager at an address to be provided by Landlord, of the need for such services), at no charge to Tenant.

Prior to the Lease Commencement Date Tenant shall comply with and perform, and shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to comply with and perform, all Tenant’s obligations under this Lease except the obligations to pay Rent and additional charges and other charges and other obligations the performance of which would be clearly incompatible with the installation of decorations, movable furnishings, and business fixtures and equipment pursuant hereto.

Any independent contractor of Tenant (or any employee or agent of Tenant) performing any work in the Premises prior to the Lease Commencement Date shall subject to all of the terms, conditions and requirements contained in the Lease. Neither Tenant nor any Tenant independent contractor shall interfere in any way with construction of, nor damage, Landlord’s Work or the common areas or other parts of the Project, and each shall do all things reasonably requested by Landlord to expedite construction of

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Landlord’s Work. Without limitation, Tenant shall require each Tenant independent contractor to adjust and coordinate any work or installation in or to the Premises to meet the schedule or requirements of other work being performed by or for Landlord throughout the Project which shall in all cases have precedence. If Tenant or any Tenant independent contractor fails so to adjust to the schedule or requirements of Landlord, then Landlord may immediately by notice to Tenant terminate permission previously granted to Tenant to enter the Premises prior to the Lease Commencement Date. Neither Tenant nor any Tenant independent contractor shall cause any labor disharmony. In all events, Tenant shall indemnify Landlord against any claim, loss or cost arising out of any interference with, or damage to, Landlord’s Work or any other work in the Building, or any delay thereto, or any increase in the cost thereof on account in whole or in part of any act, omission, neglect or default by Tenant or any Tenant independent contractor. Without limiting the generality of the foregoing, to the extent that the commencement or performance of Landlord’s Work is delayed on account in whole or in part of any act, omission, neglect, or default by Tenant or any Tenant independent contractor, then such delay shall constitute a Delay (as defined below).

Any requirements of any such Tenant independent contractor for services from Landlord or Landlord’s Contractor, such as hoisting, electrical or mechanical needs, shall be paid for in advance by Tenant and arranged between such Tenant independent contractor and Landlord or Landlord’s contractor. Should the work of any Tenant independent contractor depend on the installed field conditions of any item of Landlord’s Work, such Tenant independent contractor shall ascertain such field conditions after installation of such item of Landlord’s Work. Neither Landlord nor Landlord’s contractor shall ever be required or obliged to alter the method, time or manner for performing Landlord’s Work or work elsewhere in the Project, on account of the work of any such Tenant independent contractor. Should Landlord’s contractor, including subcontractors working under such contractor, damage or delay the work of any Tenant independent contractor, then such Tenant independent contractor, by entering on the Premises, shall be deemed to have agreed not to prosecute any claim against Landlord, but shall look solely to Landlord’s contractor (or such contractor’s subcontractors) that allegedly caused the damage or delay. If any such Tenant independent contractor ever makes a claim against any Indemnitee directly, then Tenant shall indemnify such Indemnitee in the manner provided in the Lease against such claim so long as such Tenant independent contractor’s loss was not caused solely and directly by the negligence or willful and wrongful act of such Indemnitee. Tenant shall cause each Tenant independent contractor performing work on the Premises to clean up regularly and remove its debris from the Premises. If any Tenant independent contractor fails so to clean up, then Landlord may cause its contractor to clean up and remove debris, and a Change Order shall be issued requiring Tenant to pay all costs (including administrative costs) of such cleanup and removal.

4.                                      If Landlord shall be delayed in substantially completing Landlord’s Work as a result of the occurrence of any of the following (a “Delay”).

(a)                                 Tenant’s failure to furnish information in accordance with this Work Letter or to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within two (2) business days of such request; or

(b)                                 Tenant’s request for materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay; or

(c)                                  Changes in any plans and specifications requested by Tenant; or

(d)                                 The performance or nonperformance by a person or entity employed by on or behalf of Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to prior approval of Landlord); or

(e)                                  Any request by Tenant that Landlord delay the completion of any component of Landlord’s Work; or

(f)                                   Any breach or default by Tenant in the performance of Tenant’s obligations under this Lease; or

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(g)                                  Tenant’s failure to pay any amounts as and when due under this Work Letter; or

(h)                                 Any delay resulting from Tenant’s having taken possession of the Premises for any reason prior to substantial completion of Landlord’s Work; or

(i)                                     Any other delay chargeable to Tenant, its agents, employees or independent contractors;

then, for purposes of determining the Rent Commencement Date, the date of substantial completion shall be deemed to be the day that Landlord’s Work would have been substantially completed absent any such Delay. Landlord’s Work shall be deemed to be substantially completed on the date that Landlord’s Work has been completed substantially pursuant to the Plans (or would have been so completed absent any Delay), with the exception of any punch list items which do not impair Tenant’s ability to occupy the premises for their contemplated use, and the acquisition of a certificate of occupancy or its legal equivalent allowing occupancy of the premises. The adjustment of the Rent Commencement Date and, accordingly, the postponement of Tenant’s obligation to pay Base Rent and other sums due under the Lease shall be Tenant’s sole remedy that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Estimated Commencement Date. Landlord shall give Tenant at least twenty-five (25) days prior written notice of the date that Landlord reasonably anticipates that the Landlord’s Work will be substantially complete; provided, however, Landlord’s failure to accurately estimate such date shall in no event affect the actual date of substantial completion or any other obligations of Landlord or Tenant under the Lease. After the Landlord’s Work is substantially completed and prior to Tenant’s move-in into the Premises, following two (2) days’ advance written notice from Tenant to Landlord, Landlord shall cause the contractor to inspect the Premises and complete a punch list of unfinished items of the Landlord’s Work. Authorized representatives for Landlord and Tenant shall execute said punch list.

In the event Landlord is unable to substantially complete the Landlord’s Work on or before the date (the “Estimated Delivery Date”) that is 125 days following the date that the building permit for the work shown on the Plans is received, as such date may be extended for Force Majeure or Delay, then, as Tenant’s sole remedy at law, equity or under this Lease, in addition to the delay in occurrence of the Rent Commencement Date, Tenant’s obligation to pay Base Rent shall be abated one (1) additional day for each day during the period beginning on the Estimated Delivery Date and ending on the Rent Commencement Date.

5.                                      Tenant has designated Jeff Anderson as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Landlord has designated J. Randal Long as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

6.                                      This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any written amendment or supplement to the Lease. All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease.

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ATTACHMENT #1

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	DATE:	10 September 2013

	MEMO TO:	Longfellow Real Estate Partners, LLC
260 Franklin Street, Suite 1620
Boston, MA 02110

	MEMO FROM:	Robert D. Johnston
Principal
R E Dinneen Architects & Planners, Inc.

	PROJECT NAME:	Manus Biosynthesis
Floor 3
1030 Mass. Ave.
Cambridge, Massachusetts

	PROJECT NO.:	13163.11

	SUBJECT:	List of Construction Drawings

Members of	Drawing No. Title

American institute of Architects	Architectural

	T-1	Title Sheet
Boston Society of Architects	A-1	Construction Plan
	A-2	Reflected Ceiling Plan
	A-3	Equipment & Furniture Plan
	A-4	Finish Plan
	A-5.1	Casework Elevations
	A-5.2	Casework Elevations
	A-6	Door Schedule & Folding Partition Specifications

Fire Alarm

	FA-0	Fire Alarm Legend, Detail, Notes and Specifications
	FA-1	Fire Protection Third Floor Plan

Fire Protection

	FP-0	Fire Protection Legend, Detail, Notes and Specifications
	FP-1	Fire Protection Third Floor Plan

123 North Washington Street, Boston Massachusetts:02114-2134 tel 617 237 7737 fax 617 237 1870

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Longfellow Real Estate Partners, LLC
Manus Biosynthesis
Project No. 13163.11
10 September 2013
Page 2

Plumbling

P0.1	Plumbing Legend & Notes
P0.2	Plumbing Schedules
P0.3	Plumbing Details
P0.4	Plumbing Details
P0.5	Plumbing Specifications
P0.6	Plumbing Specifications
P1.2	Plumbing Second Floor Plan
P2.3	Plumbing Third Floor Part Plan
P2.4	Plumbing Fourth Floor Part Plan
P3.3	Plumbing Third Floor Equipment & Alarm Plan

Mechanical

H-0.0	HVAC Legend, Abbreviations & Notes
H-0.1	HVAC Schedules
H-0.2	HVAC Details Sheet 1
H-0.3	HVAC Specifications
HD-1	HVAC Third Floor Demolition Plan Ductwork
H-l	HVAC Third Floor Plan Ductwork
H-2	HVAC Third Floor Plan Piping

Electrical

E0.1	Electrical Legend and Notes
E0.2	Electrical Distribution Riser Diagram and Schedules
E0.3	Electrical Schedules
E0.4	Electrical Details
E0.5	Electrical Specifications
E1.3	Electrical Third Floor Lighting Plan
E2.3A	Electrical Third Floor Power Plan Part A
E2.3B	Electrical Third Floor Power Plan Part B
ED1.3	Electrical Third Floor Lighting Demo Plan
ED2.3	Electrical Third Floor Power Demo Plan

End of List

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Sept. 6, 2013	Richmond Project #170513

Jamison N. Peschel

Longfellow Real Estate Partners

260 Franklin St, Suite 1520

Boston, MA 02110

Re:                             Equipment Utilities and Engineering Design

Interior Improvements, Manus Biosynthesis, 3rd Floor

1030 Mass. Ave., Cambridge, MA

Dear Jamie,

Please find attached equipment utility matrix, dated 8/28/13, developed by The Richmond Group based on equipment information, product data, and other input provided by Manus Biosynthesis. Our design/build engineering team, including AHA Consulting Engineers has received this information for use as the basis for the design development / permit document issue 8/29/13. Our team understands the building core/shell infrastructure as well as the third floor spec. lab interior fit-up from our work on these previously completed projects. Normal power allocation for the Manus Biosynthesis tenant space has been reviewed and is sufficient to accommodate the proposed equipment loads per the documents described above.

Going forward, The Richmond Group, together with our Architect/Engineering team will engage with LFREP, Manus and their project representatives to perform detailed coordination between all disciplines resulting in final documents for construction.

We look forward to successful delivery of this project for LFREP and Manus Biosynthesis.

Sincerely,
THE RICHMOND GROUP

/s/ Russell T. Glen
Russell T. Glen, AIA LEED AP
Planner

cc:                                Dave Mello, Rich Leffelholz, The Richmond Group

Joe Kazlauskas, AHA Engineering

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ATTACHMENT #2

Permitted Changes

Tenant Alternates to be provided with GMP & treated as Change Orders if accepted

1                                         Two (2) Additional Ceiling Panels in Main Lab including plumbing and electrical

2                                         Idea Paint on all Non-Lab walls above 625 SF Allowance

4                                         Ultra High Purity N2 Piping Distribution Piping and points of use

5                                         Hydrogen piping, storage, alarms and points of use

6                                         Helium piping and points of use

7                                         Canopy hood at autoclave

8                                         Additional spot exhaust

9                                         Exhaust valves and ductwork for direct vented biosafety cabinets

10                                  Equipment Alarms

11                                  Tenant Signage and Glass Film on Existing Glass

LL         Change Order

1                                         Building Provided Compressed Air with Riser Piping

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EXHIBIT 5.2

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project; notwithstanding the foregoing, the rules and regulations shall not be discriminately applied or enforced against Tenant. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.                                      Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. If Tenant shall affix additional locks on doors then Tenant shall furnish Landlord with copies of keys or pass cards or similar devices for said locks. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Initial keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.                                      All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.                                      Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.                                      No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.                                      No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord to a commercially reasonable standard.

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6.                                      The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7.                                      No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8.                                      The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9.                                      Discharge of industrial sewage to the Building plumbing system shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

10.                               Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent; provided, however, that Landlord’s prior written consent shall not be required for the hanging of normal and customary office artwork and personal items. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not included on an approved list that Landlord shall provide to Tenant upon request. Landlord reserves the right to have Landlord’s structural engineer review Tenant’s floor loads on the Building at Landlord’s expense, unless such study reveals that Tenant has exceeded the floor loads, in which case Tenant shall pay the cost of such survey.

11.                               Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12.                               Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material except in accordance with the terms of the Lease applicable to Hazardous Materials.

13.                               Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

14.                               Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

15.                               Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

16.                               No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

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17.                                       The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

18.                                       Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

19.                                       Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

20.                                       Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

21.                                       Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

22.                                       Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

23.                                       Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

24.                                       No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

25.                                       The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

26.                                       Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

27.                                       No smoking is permitted in the Building or on the Project.

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28.                                       Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

29.                                       All non-standard office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

30.                                       Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

32.                                       No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

32.                                       No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

33.                                       Not tenant shall permit its employees, agents, servants, visitors or licensees to place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside of the Building.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Notwithstanding the foregoing, the rules and regulations shall not be discriminately applied or enforced against Tenant. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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EXHIBIT 5.4.1.1

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE

FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name:

Property Address:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0                               PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

2.0                               HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1                               Are any of the following materials handled on the Property?                                                                                                                                                                                                             Yes ☐ No ☐

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives	☐ Fuels	☐ Oils
☐ Solvents	☐ Oxidizers	☐ Organics/Inorganics
☐ Acids	☐ Bases	☐ Pesticides
☐ Gases	☐ PCBs	☐ Radioactive Materials
☐ Other (please specify)

2-2.                           If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

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2-3.                           Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

3.0                               HAZARDOUS WASTES

Are hazardous wastes generated?	Yes ☐ No ☐

If yes, continue with the next question. If not, skip this section and go to section 4.0.

3.1                               Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

☐ Hazardous wastes	☐ Industrial Wastewater
☐ Waste oils	☐ PCBs
☐ Air emissions	☐ Sludges
☐ Regulated Wastes	☐ Other (please specify)

3-2.                   List and quantify the materials identified in Question 3-1 of this section.

WASTE	RCRA listed		APPROXIMATE MONTHLY	WASTE
GENERATED	Waste?	SOURCE	QUANTITY	CHARACTERIZATION	DISPOSITION

3-3.                   Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-4.                   Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment?                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                             Yes ☐ No ☐

3-5.                   If so, please describe.

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4.0                       USTS/ASTS

4.1

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?

Yes ☐ No ☐

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

		Year	Type (Steel, Fiberglass,	Associated Leak Detection / Spill Prevention
Capacity	Contents	Installed	etc)	Measures*

*Note:    The following are examples of leak detection / spill prevention measures:

Integrity testing                                                                 Inventory reconciliation                     Leak detection system

Overfill spill protection                         Secondary containment                         Cathodic protection

4-2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies?	Yes ☐ No ☐
If so, please attach a copy of the required permits.

4-4.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?	Yes ☐ No ☐

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?	Yes ☐ No ☐

	For new tenants, are installations of this type required for the planned operations?	Yes ☐ No ☐

If yes to either question, please describe.

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5.0                               ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0                               REGULATORY

6-1.	Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit?	Yes ☐ No ☐
If so, please attach a copy of this permit.

6-2.	Has a Hazardous Materials Business Plan been developed for the site?	Yes ☐ No ☐
If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

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EXHIBIT 5.4.7

ENVIRONMENTAL REPORTS

Phase I Environmental Site Assessment of Arcadis U.S., Inc., dated July 30, 2010

Follow-up Environmental Sampling report of Arcadis U.S., Inc., dated September 28, 2010

Environmental Conditions Summary letter of Arcadis U.S., Inc., dated March 14, 2013

Operations and Maintenance Plan of Arcadis U.S., Inc., dated March 14, 2013 (the “Operations and Maintenance Plan”)

Notice of Activity and Use Limitation recorded with the Middlesex South District Registry of Deeds in Book 32708, Page 374.

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EXHIBIT C.3

Tenant Utility Matrix

Utility Type	Level 1	Level 2	Level 3	Level 4
Non-Potable Cold Water	20 GPM	60 GPM	60 GPM	60 GPM

Supply Air	5,000	17,000	17,000	17,000
	CFM	CFM	CFM	CFM

Exhaust Air	5,000	17,000	17,000	17,000
	CFM	CFM	CFM	CFM

Hot Water Heating	15 GPM	50 GPM	50 GPM	50 GPM

Chilled Water	0 GPM	45 GPM	45 GPM	45 GPM

Normal Power	50 KW	220 KW	220 KW	220 KW

Stand-by Power	7.7 KW	62 KW	62 KW	66 KW

The foregoing capacities are each described on full floor basis; no tenant on any floor shall use more than its pro rata share of such capacity based upon useable floor area.

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EXHIBIT 17

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the “Lease”) made and entered into as of               , 20      by and between                         as Landlord, and the undersigned as Tenant, for Premises on the                        floor(s) of the office building located at [INSERT BUILDING ADDRESS], certifies as follows:

1.                                      Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.                                      The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                        , and the Lease Term expires on                        , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.                                      Base Rent became payable on                        .

4.                                      The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.                                      Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.                                      Intentionally Omitted.

7.                                      All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                        . The current monthly installment of Base Rent is $                        .

8.                                      To Tenant’s knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. Except as expressly set forth therein, the Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions.

9.                                      No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10.                               As of the date hereof, to Tenant’s knowledge, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11.                                If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in Massachusetts and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.                               There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13.                               To the best of Tenant’s knowledge, Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. Tenant has never permitted or suffered, nor

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does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.

14.                               To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                        on the                        day of                        , 20   .

“Tenant”:

,
a

By:
Its:

By:
Its:

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EXHIBIT 21

FORM OF LETTER OF CREDIT

BENEFICIARY:

HCP/LFREP VENTURES I, LLC

C/O HCP, INC.

3760 KILROY AIRPORT WAY, SUITE 300

LONG BEACH, CA 90806

ATTENTION: LEGAL DEPARTMENT

APPLICANT:

MANUS BIOSYNTHESIS, INC.

790 MEMORIAL DRIVE, SUITE 102

CAMBRIDGE MA 02139

AMOUNT: US$000,000.00 (XXXXXXXXXXXXXXXXXXXXXXXXXX U.S. DOLLARS)

EXPIRATION DATE:

LOCATION: AT OUR COUNTERS IN SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF                           IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF “EXHIBIT A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.                        THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.                        A DATED CERTIFICATION FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED OFFICER, FOLLOWED BY HIS/HER DESIGNATED TITLE, STATING ANY OF THE FOLLOWING:

(A) “LANDLORD IS AUTHORIZED TO DRAW DOWN ON THE LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN LEASE AGREEMENT BY AND BETWEEN HCP/LFREP VENTURES I, LLC, AS LANDLORD, AND MANUS BIOSYNTHESIS, INC., AS TENANT.

OR

(B) “BENEFICIARY HAS RECEIVED A NOTICE FROM SILICON VALLEY BANK THAT LETTER OF CREDIT NUMBER SVBSF                           WILL NOT BE EXTENDED AND APPLICANT HAS FAILED TO PROVIDE A NEW LETTER OF CREDIT SATISFACTORY TO BENEFICIARY WITHIN 45 DAYS PRIOR TO THE CURRENT EXPIRY DATE.”

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWS ARE ALLOWED. THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 45 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A

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NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND                   (MUST INSERT FINAL EXPIRY DATE PRIOR TO LC ISSUANCE).

THIS LETTER OF CREDIT IS TRANSFERABLE BY THE ISSUING BANK ONE OR MORE TIMES BUT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY THE ISSUING BANK, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE, UPON OUR RECEIPT OF THE ATTACHED “EXHIBIT B” DULY COMPLETED AND EXECUTED BY THE BENEFICIARY. OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM USD250.00) IS FOR THE ACOUNT OF THE APPLICANT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA CA 95054, ATTN: INTERNATIONAL DIVISION OR BY FACSIMILE TRANSMISSION AT: (408) 496-2418 OR (408) 969-6510; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716 OR (408) 654-3035, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION DEPARTMENT WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

IF DEMAND FOR PAYMENT IS PRESENTED BY 10 A.M. CALIFORNIA TIME AND CONFORMS TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE BY BANK TO YOU OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS NO LATER THAN THE SECOND FOLLOWING BUSINESS DAY. IF DEMAND FOR PAYMENT IS PRESENTED BY YOU HEREUNDER AFTER THE TIME SPECIFIED ABOVE, AND CONFORMS TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU, OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS NO LATER THAN THE THIRD FOLLOWING BUSINESS DAY.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

(BANK USE ONLY)	(BANK USE ONLY)
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

2

EXHIBIT “A”

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE: STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054	NO. ISSUED BY
	ATTN:INTERNATIONAL DIVISION.	SILICON VALLEY BANK, SANTA CLARA
	STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

3

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument. We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(BENEFICIARY’S NAME)

SIGNAIURE OF BENEFICIARY

SIGNATURE AUTHENTICATED
(Name of Bank)

(NAME OF BANK)	(Address of Bank)

(City, State, ZIP Code)
AUTHORIZED SIGNATURE
(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

4

EXHIBIT “A”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF	US$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. SVBSF DATED , 20 ”

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054	(INSERT NAME OF BENEFICIARY)

Authorized Signature

5

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054	NO. ISSUED BY
	ATTN:INTERNATIONAL DIVISION.	SILICON VALLEY BANK, SANTA CLARA
	STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument. We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)
(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

6

EXHIBIT 27

FUTURE SHAFT AREAS

7

LEGEND

RESTRICTED SHAFT SPACE

FUTURE SHAFT WALL

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.

LONGFELLOW REAL ESTATE PARTNERS

111.38.11

SPECULATIVE LABS
1030 MASSACHUSETTS AVE

CAMBRIDGE, MASSACHUSETTS

SECOND LEVEL
RESTRICTED SHAFT SPACE

L-2.1

8

LEGEND
RESTRICTED SHAFT SPACE
FUTURE SHAFT WALL

LONGFELLOW

SPECULATIVE LABS
1030 MASSACHUSETTS AVE

CAMBRIDGE,
MASSACHUSETTS

THIRD LEVEL
RESTRICTED SHAFT SPACE

L-3.1

9

EXHIBIT 29.33

SPECIAL SYSTEM CONNECTION POINTS

x

Page(s)

CONNECTION TO LW SYSTEM
TO BE TREATED BY pH
ADJUSTMENT SYSTEM

NOTE:

CONNECTION POINTS ARE THE LANDLORD POINTS PER THE LANDLORD TENANT MATRIX.

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.

LONGFELLOW REAL ESTATE PARTNERS

13103.11

MANUS BIOSYNTHESIS
1030 MASSACHUSETTS AVE

CAMBRIDGE, MASSACHUSETTS

SECOND LEVEL CONNECTION POINT PLAN

CP-2

Execution

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of August 19, 2014, by and between HCP/LFREP VENTURES I, LLC, a Delaware limited liability company (“Landlord”), and MANUS BIOSYNTHESIS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.                                    Landlord and Tenant entered into that certain Lease dated September 17, 2013 (the “Lease”) for certain premises (the “Original Premises”) on the 3rd floor of the building located at 1030 Massachusetts Avenue Cambridge, Massachusetts (the “Building”).

B.                                    The Original Premises currently consists of 11,141 square feet of rentable area.

C.                                    Tenant desires to lease an additional portion of the Building containing 11,980 square feet of rentable area located on the 3rd floor of the Building and depicted on Exhibit A attached hereto (the “Additional Space”).

D.                                    The term of the Lease is scheduled to expire on January 26, 2019.

E.                                     Tenant desires to extend the term of the Lease through December 31, 2022.

F.                                      Landlord and Tenant desire to amend the Lease on the terms and conditions hereinafter set forth.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.                                      Extension of Term. The term of the Lease is hereby extended so that the Lease Expiration Date (as described in Section 3.3 of the Summary of Basic Lease Information) is December 31, 2022, unless sooner terminated as is otherwise provided in the Lease. The Length of Term, as described in Section 3.1 of the Summary of Basic Lease Information, is amended by deleting the words “sixty (60)” and inserting the words “one hundred seven (107)”.

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2.                                      Base Rent. Section 4A of the Summary of Basic Lease Information is hereby deleted in its entirety and the following is inserted in its place:

“4A.                       Base Rent (Article 3):

Annual Base
		Monthly	Rent
	Annual	Installment	per Rentable
Period	Base Rent	of Base Rent	Square Foot

1/27/14-1/26/15

1/27/15-1/26/16

1/27/16-1/26/17

1/27/17-1/26/18

1/27/18-1/26/19

3/27/19-1/26/20

1/27/20-1/26/21

1/27/21-1/26/22

1/27/22-12/31/22

*Provided that no default is then continuing after notice and failure to cure, Tenant shall receive an abatement of Base Rent equal to applicable against Base Rent in each of the first five months of the first Lease Year.

3.                                      Additional Rent. Tenant shall continue to pay Tenant’s Share of Direct Expenses and Tax Expenses for each Expense Year in accordance with Article 4 of the Lease.

4.                                      Additional Space Commencement Date. Effective as of the Additional Space Commencement Date (hereinafter defined), the Additional Space shall be added to the Original Premises (the Original Premises and the Additional Space shall be collectively referred to as the “Premises”) upon all of the terms and conditions of the Lease as modified herein. The lease of the Additional Space shall terminate upon the expiration or sooner termination of the Lease with respect to the Original Premises. As used herein, the term “Additional Space Commencement Date” or “ASCD” shall mean the earlier to occur of (a) the date Landlord delivers possession of the Additional Space to Tenant with the Landlord’s Work for Phase I substantially complete, as defined and further described in Exhibit B, attached, and (b) the date Tenant commences to use

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the Additional Space for its business purposes. Landlord anticipates delivering possession of the Additional Space to Tenant with the Landlord’s Work for Phase I substantially complete on January 1, 2015 (the “Estimated Delivery Date”); provided that Landlord’s failure to deliver possession of the Additional Space to Tenant by such date for reasons outside Landlord’s reasonable control, including, without limitation, the holding over in possession of the Additional Space or any portion thereof by the current occupant thereof, shall not affect the enforceability of this Amendment, or subject Landlord to any liability to Tenant for damages or be deemed a default by Landlord of its obligations under the Lease, except as expressly provided in Exhibit B.

5.                                      Base Rent. Tenant shall pay to Landlord Base Rent with respect to the Additional Space in the manner and at the times set forth in Section 3.1 of the Lease, together with Tenant’s payments of Base Rent with respect to the Original Premises, and in the amounts set forth below, without demand, deduction or setoff, except as expressly provided in the Lease.

Annual Base
		Monthly	Rent
	Annual	Installment	per Rentable
Lease Year	Base Rent	of Base Rent	Square Foot

ASCD-1/26/15

1/27/15-1/26/16

1/27/16-1/26/17

1/27/17-1/26/18

1/27/18-1/26/19

1/27/19-1/26/20

1/27/20-1/26/21

1/27/21-1/26/22

1/27/22-12/31/22

*Provided that no default is then continuing after notice and failure to cure, Tenant shall receive an abatement of Base Rent with respect to the Additional Space equal to per month in the aggregate) in each of the first three months following the ASCD.

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6.                                      Additional Rent. Commencing on the Additional Space Commencement Date, Tenant’s Pro Rata Share for the entire Premises shall be increased to twenty-nine and 72/100ths percent (29.72%), the Premises shall be deemed to contain 23,121 rentable square feet in the aggregate (and Section 2.2 of the Summary of Basic Lease Information shall be deemed amended accordingly), and Tenant shall continue to pay Tenant’s Share of Direct Expenses.

7.                                      Condition of Additional Space. Tenant acknowledges that it is leasing the Additional Space in its “as is” condition, and that no agreements to alter, remodel, decorate, clean or improve the Additional Space, Original Premises or the Building have been made by Landlord or any party acting on Landlord’s behalf; provided the foregoing shall not be deemed to waive or limit Landlord’s ongoing obligations and liabilities expressly provided in the Lease which shall apply to the Original Premises and Additional Space equally. Notwithstanding the foregoing Landlord agrees to perform certain alterations and improvements to the Additional Space and the Original Premises as further set forth on Exhibit B, attached.

8.                                      Security Deposit. Section 9 of the Summary of Basic Lease Information is amended by deleting the words and replacing them with the words and, concurrently with Tenant’s execution and deliver of this Amendment, Tenant shall deliver to Landlord an amendment to the existing letter of credit or a new letter of credit meeting the requirements for L/C Security under Article 21 of the Lease in the amount set forth in Section 9 of the Summary of Basic Lease Information, as amended hereby.

9.                                      Parking. From and after the Additional Space Commencement Date, Section 10 of the Summary of Basic Lease Information is amended by deleting the words “nine (9)” and inserting in their place the words “eighteen (18)”,

10.                               Option Term. Section 2.2.1 of the lease is hereby amended and restated in its entirety as follows:

“2.2.1               Option Right. Landlord hereby grants to the originally named Tenant herein (‘‘Original Tenant”) and any assignees that are Permitted Parties, two (2) consecutive options to extend the Lease Term for a period of three (3) years each (each such three (3) year period, an “Option Term”), which shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Lease Term or first Option Term, as applicable, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of such notice, Tenant is not in

4

default under this Lease, after the expiration of any applicable notice and cure period; (ii) as of the end of the then-existing Lease Term, Tenant is not in default under this Lease, after the expiration of any applicable notice and cure period; (iii) Tenant has not previously been in default under this Lease, after the expiration of any applicable notice and cure period, more than twice; (iv) the L/C Security remains in effect for the duration of the applicable Option Term, and (v) the Lease then remains in full force and effect and Original Tenant occupies at least 75% of the entire Premises at the time the option to extend is exercised and as of the commencement of the applicable Option Term. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of three (3) years. The rights contained in this Section 2.2 shall be personal to Original Tenant and may be exercised by Original Tenant (and not by any assignee, sublessee or other ‘Transferee,” as that term is defined in Section 14.1 of this Lease, of Tenant’s interest in this Lease other than assignees that are Permitted Parties). References in this Section 2.2.1 to “the Option Term” shall mean the applicable Option Term or any Option term, as the context warrants.”

11.                               Right of First Offer.

A.                                            Effective as of the date of this Amendment, Section 1.3 of the Lease is deleted in its entirety and replaced with the following:

“1.3 Right of First Offer. Landlord hereby grants to the Tenant named in the Summary (the “Original Tenant”), and to assignees that are Permitted Parties, as defined in Section 14.7, a continuing right of first offer (“Right of First Offer”) during the Offer Period with respect to the space on the fourth (4th) floor of the Building shown on Exhibit 1.3, attached (the “First Offer Space”). Notwithstanding the foregoing, such first offer right of Tenant shall be subordinate to the existing rights of any tenant in the Building, any tenant of the First Offer Space under a lease entered into in accordance with this Section 1.3 and the right of any such tenant to renew its lease (collectively, the “Superior Right Holders”) with respect to such First Offer Space. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.3. The “Offer Period” shall mean the period commencing on the date hereof and ending upon the date that is one year prior to the Lease Expiration Date. In no event shall Tenant’s rights under this Section 1.3 apply to any offer of the First Offer Space together with any other portion of the Building (e.g. space on the floor above the First Offer Space) (any such offer, an “Exempt Offer”).

1.3.1                     Procedure for Offer. Prior to entering into any lease for all or any portion of the First Offer Space, other than a lease pursuant to rights held by a Superior Right Holder or an Exempt Offer, Landlord shall provide a written notice to Tenant (the “First Offer Notice”) offering to lease to Tenant the applicable portion of the First Offer

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Space. The First Offer Notice shall describe the First Offer Space so offered to Tenant and shall set forth the rent and the other material economic terms upon which Landlord is willing to lease such space to Tenant.

1.3.2                     Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s election to exercise its Right of First Offer with respect to the entire space described in the First Offer Notice on the terms contained in such Notice. If Tenant does not so notify Landlord within the five (5) business day period, then Landlord shall be free to lease the applicable First Offer Space to anyone to whom Landlord desires on any terms Landlord desires. In the event that Landlord fails to lease the applicable First Offer Space to a third party within six (6) months of the date of the First Offer Notice, the provisions of this Section 1.3 shall again be in effect with respect to the applicable First Offer Space. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its Right of First Offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

1.3.3                     Construction in First Offer Space. Except as otherwise set forth in the First Offer Notice, Tenant shall take the First Offer Space in its “as is” condition.

1.3.4                     Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall promptly thereafter execute an amendment to this Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 1.3. Tenant shall commence payment of Rent for the First Offer Space and the term of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant (the “First Offer Commencement Date”) and, so long as at least three years then remain in the Lease Term, terminate on the Lease Expiration Date and shall otherwise be on the terms set forth in the First Offer Notice. If the term of the First Offer Space lease, as described in the First Offer Notice, is for more than then-remaining Lease Term (without regard for any extension rights hereunder) without taking into account the provisions of the immediately preceding sentence, then any Landlord economic concession such as a tenant improvement allowance set forth in the First Offer Notice shall be proportionately adjusted to reflect the shorter term hereunder (e.g. if the offered allowance were $150 per rentable square foot for a 10 year term, but only four years remain under the Lease Term, then the allowance would be reduced to an amount equal to 4/10ths of $150 per rentable square foot).

1.3.5                     Termination of Right of First Offer. The rights contained in this Section 1.3 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease other than assignees that are Permitted Parties) if the Original Tenant (or its permitted assignees) occupies at least 75% of the entire Premises. Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.3, if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the

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scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease, after the expiration of any applicable notice and cure period, or Tenant has previously been in default, after the expiration of any applicable notice and cure period, under this Lease more than once.”

B.                                    Effective as of the date of this Amendment, Exhibit 1.3 of the Lease is deleted in its entirety and replaced with Exhibit 1.3 attached hereto.

12.                               Access. The last sentence of Section 6.1.5 of the Lease is deleted in its entirety. The following is added to the end of Section 27 of the Lease:

“Tenant shall provide Landlord with reasonable access to the Premises outside of Building Hours, and Landlord reserves such access rights, to the extent necessary to utilize the removable windows in the Premises for the purpose of moving large items into the Building from time to time, including but not limited to large equipment, furniture and construction items. Landlord shall schedule any such access into the Premises so that such moving of large items through the removable windows takes place outside of Building Hours and with at least five (5) days’ notice to Tenant. Tenant shall have the right to have a representative present during any such access into the Premises and use of the removable windows.”

13.                               Brokers. Landlord and Tenant each represent and warrant to the other that the only brokers they have dealt with in connection with this Amendment are RBJ Transwestern and Cushman and Wakefield, whose commission and fees shall be paid by Landlord pursuant to a separate written agreement. Landlord and Tenant each agree to defend, indemnify and hold the other harmless from and against all claims by any other broker for fees, commissions or other compensation to the extent such broker alleges to have been retained by the indemnifying party in connection with the execution of this Amendment. The provisions of this paragraph shall survive the expiration or sooner termination of the Lease.

14.                               Miscellaneous. Except as modified herein, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written. In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. All capitalized terms used but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease. The Recitals set forth above in this Amendment are hereby incorporated by this reference. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns.

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15.                               Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

LANDLORD:

HCP/LFREP VENTURES I, LLC,
a Delaware limited liability company

By:	/s/ Jonathan M. Bergschneider

	Name:	Jonathan M. Bergschneider

	Its:	Executive Vice President

TENANT:

MANUS BIOSYNTHESIS, INC.,
a Delaware corporation

By:	/s/ Jason Whaley

	Name:	Jason Whaley

	Its:	CEO

By:	/s/ Christopher Pirie

	Name:	Christopher Pirie

	Its:	Treasurer

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EXHIBIT A

ADDITIONAL SPACE

[to be attached]

10

LONGFELLOW

14108.11

MANUS BIOSYNTHESIS

1030 MASSACHUSETTS AVE.
CAMBRIDGE
MASSACHUSETTS

PRELIMINARY LAYOUT

L-3

MANUS
EXISTING SPACE

LONGFELLOW

14106.11

MANUS BIOSYNTHESIS

1030 MASSACHUSETTS AVE.
CAMBRIDGE,
MASSACHUSETTS

FIRST LEVEL

L-1

EXHIBIT B

WORK LETTER

1.                              Description of Landlord’s Work.

(a)                                 Landlord shall perform improvements to the Original Premises and Additional Space in accordance with the list of plans attached hereto as Attachment #1 (the “Plans”), so long as no default shall occur under the Lease. The improvements to he performed by Landlord in accordance with the Plans are hereinafter referred to as “Landlord’s Work”. Landlord shall enter into a direct contract for Landlord’s Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and approve of any subcontractors used in connection with Landlord’s Work. The Landlord’s Work shall be performed in three phases as further described on Attachment #1, with the first phase (as further described on Attachment #1, “Phase I”) consisting of work to prepare the Additional Space for Tenant’s occupancy, the second phase (as further described on Attachment #1, “Phase II”) consisting of work within the Additional Space, and the third phase (as further described on Attachment #1, “Phase III”; any of Phase 1. Phase II or Phase III being referred to herein from time to time as a “Phase”) consisting of work within the Original Premises. The substantial completion of the Landlord’s Work shall be determined on a Phase-by-Phase basis. Landlord shall not proceed with the Phase III portion of Landlord’s Work without Tenant’s written authorization (a “Phase III Notice”), which Phase III Notice must be given, if at all, no later than January 1, 2016. In no event shall Landlord have any obligation to commence the Phase II and/or Phase III portion of the Landlord’s Work prior to the Additional Space Commencement Date.

(b)                                 Tenant acknowledges that the Phase II and Phase III portions of Landlord’s Work will occur in the Premises while Tenant is open and operating for business in such portions of the Premises. Tenant shall cooperate with Landlord as reasonably required to accommodate such Landlord’s Work, including by moving Tenant’s furniture, fixtures and equipment as reasonably required to accommodate such work. The parties shall cooperate to develop a mutually agreeable schedule for the prosecution of the Phase II and Phase III portions of Landlord’s Work, which schedule shall permit Landlord to complete such work during business hours, without incurring any overtime (except as provided below) and, once commenced, Landlord shall use commercially reasonable efforts to diligently prosecute such Landlord’s Work to completion. Notwithstanding the foregoing, Landlord and Tenant shall cooperate in good faith to schedule any work that causes excessive noise or vibration, or would otherwise be materially disruptive to Tenant’s operations in the Premises, outside of business hours.

2.                                      Payment for Landlord’s Work.

(a)                                 The Landlord’s Work for Phase I shall be performed at Landlord’s sole cost and expense, other than to the extent set forth below with respect to any Change Orders.

(b)                         The Landlord’s Work for Phase II and Phase III shall be paid for as follows:

(i)                                     Provided Tenant is not in default, Landlord agrees to contribute up to                           ( the “Phase III Allowance”) toward the cost of performing the Landlord’s Work for Phase III. If Tenant does not timely give a Phase III Notice, the Tenant shall have no further right to the Phase III Allowance.

(ii)                                  Provided Tenant is not in default, Tenant shall, by written notice given to Landlord no later than January 1, 2016 (the “Additional Allowance Notice”), have the right to request that Landlord provide up to the sum of                                      toward the cost of Landlord’s Work for Phase II (the “Additional Allowance”).

If Tenant requests that Landlord provide the Additional Allowance, Tenant shall repay to Landlord the amount of the Additional Allowance elected by Tenant, in equal monthly installments determined by amortizing the Additional Allowance over the remainder of the initial term of the Lease, i.e., through December 31, 2022, together with interest at                                    per annum (such monthly payments, the “Supplemental Rent”), on the first calendar day of each month commencing with the Additional Space Commencement Date or the date of the Additional Allowance Notice, if later. If Tenant does not request that Landlord provide the Additional Allowance on or before January 1, 2016, Tenant shall have no further right to the Additional Allowance.

(c)                                  Any costs to perform the Phase II Work and Phase III Work in excess of the Phase III Allowance and/or the Additional Allowance shall be at Tenant’s sole cost and expense and shall be billed to Tenant as Excess Costs in accordance with Section 4, below.

(d)                                 Supplemental Rent shall be considered “Base Rent” for all purposes under the Lease, and any failure to make any payments with respect to Supplemental Rent when due shall constitute a default under the Lease. Without limiting the foregoing, except as set forth in the Lease to the contrary, Tenant’s obligation to pay Supplemental Rent shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or any casualty or taking, or any failure by Landlord to perform any covenant contained in the Lease, or any other occurrence.

3.                                      Change Orders. Landlord may, but shall not be obligated to, approve any changes to Landlord’s Work (“Change Orders”) that are requested by Tenant. Landlord shall have any necessary revisions to the plans for Landlord’s Work for a Change Order prepared at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord upon demand for the cost of preparing any such revisions. In addition, Landlord shall notify Tenant in writing of Landlord’s estimate of the cost of completing the work set forth in the Change Orders. Any delay in the completion of Landlord’s Work caused by Change Orders shall be deemed a Delay.

4.                              Excess Costs. The cost of completing the work set forth on any Change Order and to complete the Phase II and Phase III portions of the Landlord’s Work (other than to the extent funded by the Phase III Allowance and/or the Additional Allowance) are referred to herein as “Excess Costs”. Tenant shall pay Excess Costs to Landlord within ten (10) days following Landlord’s written demand, as Additional Rent. Landlord reserves the right to require Tenant to pay to Landlord the amount of the estimated Excess Cost before continuing with any Landlord’s Work, and any delay in the completion of Landlord’s Work due to a delay by Tenant in making such payment shall be deemed a Delay (as hereinafter defined). If Tenant fails to pay the amount so demanded by Landlord with respect to any Change Order within ten (10) days after such demand, Landlord reserves the right to withdraw its approval of the applicable Change Order and to proceed with Landlord’s Work without regard to any changes encompassed by such Change Order. Furthermore, if upon completion of Landlord’s Work, Landlord determines that the Excess Cost actually incurred by Landlord exceeds the amount of Excess Cost theretofore paid by Tenant to Landlord, Tenant shall, within ten (10) days after Landlord’s demand, pay the balance of the Excess Cost to Landlord.

5.                              Delays. If Landlord shall be delayed in substantially completing Landlord’s Work as a result of the occurrence of any of the following (a “Delay”):

(a)                                 Tenant’s failure to furnish information in accordance with this Work Letter or to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within two (2) business days of such request; or

(b)                                 Tenant’s request for materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay; or

(c)                                  Changes in any plans and specifications requested by Tenant; or

(d)                                 The performance or nonperformance by a person or entity employed by or on behalf of Tenant in the completion of any work in the Additional Space (all such work and such persons or entities being subject to prior approval of Landlord); or

(e)                                  Any request by Tenant that Landlord delay the completion of any component of Landlord’s Work; or

(f)                                   Any breach or default by Tenant in the performance of Tenant’s obligations under this Lease; or

(g)                                  Tenant’s failure to pay any amounts as and when due under this Work Letter; or

(h)                                 Any delay resulting from Tenant’s having taken possession of the Additional Space for any reason prior to substantial completion of Landlord’s Work; or

(i)                                     Any other delay chargeable to Tenant, its agents, employees or independent contractors;

then, for purposes of determining the Additional Space Commencement Date, the date of substantial completion shall be deemed to be the day that Landlord’s Work for Phase I would have been substantially completed absent any such Delay. Landlord’s Work for any Phase shall be deemed to be substantially completed on the date that Landlord’s Work for such Phase has been substantially completed pursuant to the Plans (or would have been so completed absent any Delay), with the exception of any punch list items which do not impair Tenant’s ability to occupy the applicable portion of the premises for their contemplated use, and the acquisition of a certificate of occupancy or its legal equivalent allowing occupancy of the premises (to the extent required for the applicable work). The adjustment of the Additional Space Commencement Date and accordingly, the postponement of Tenant’s obligation to pay Base Rent and other sums due under the Lease with respect to the Additional Space shall be Tenant’s sole remedy that Tenant might otherwise have against Landlord by reason of the Additional Space not being ready for occupancy by Tenant on the Estimated Delivery Date. Landlord shall give Tenant at least five (5) days prior written notice of the date that Landlord reasonably anticipates that the Landlord’s Work will be substantially complete for any Phase; provided, however, Landlord’s failure to accurately estimate such date shall in no event affect the actual date of substantial completion for such Phase or any other obligations of Landlord or Tenant under the Lease. After the Landlord’s Work for any Phase is substantially completed (and, with respect to Phase I, prior to Tenant’s move-in into the Additional Space), following two (2) days’ advance written notice from Tenant to Landlord, Landlord shall cause the contractor to inspect the applicable portion of the Premises and complete a punch list of unfinished items of the Landlord’s Work for such Phase. Authorized representatives for Landlord and Tenant shall execute said punch list.

In the event Landlord is unable to substantially complete the Landlord’s Work for Phase 1 on or before February 1, 2015, as such date may be extended for Force Majeure or Delay, then, as Tenant’s sole remedy at law, equity or under this Lease, Tenant’s obligation to pay Base Rent with respect to the Additional Space shall be abated one (1) additional day for each day during the period beginning on the Estimated Delivery Date and ending on the date that the Landlord’s Work for Phase I is substantially completed.

6.                              Modifications of Phase II and/or Phase III Plans. Landlord acknowledges that the Plans with respect to the Phase II and Phase III portions of Landlord’s Work are based on Tenant’s anticipated needs in the Building as of the date hereof and are subject to adjustment if such needs change. Tenant shall have the right to modify the Plans for Phase II and/or Phase III prior to January 1, 2016, which modifications shall be considered ‘Change Orders’ and treated in accordance with the provisions of Paragraph 3 above.

7.                              Landlord and Tenant Representatives. Tenant has designated Jeff Anderson as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Landlord has designated J. Randal Long as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter.

8.                              This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any written amendment or supplement to the Lease. All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease.

ATTACHMENT #1

	DATE:	24 July 2014

	MEMO TO:	Jill M. Lagowski
Longfellow Real Estate Partners, LLC

	MEMO FROM:	Robert D. Johnston
R E Dinneen Architects & Planners, Inc.

	PROJECT NAME:	Manus Biosynthesis Expansion
Floor 3
1030 Massachusetts Avenue
Cambridge, Massachusetts

	PROJECT NO.:	14106.11

	SUBJECT:	List of Construction Drawings

Architectural:

Members of:	T-1	Title Sheet
	T-2	Code Analysis & Partition Types
Americans Institute of Architect	D-1	Demolition Plan
	A-1	Construction Plan
	A-2	Reflected Ceiling Plan
Boston Society of Architects	A-3	Equipment & Furniture Plan
	A-4	Finish Plan
	A-5.1	Casework Elevations
	A-5.2	Casework Elevations
	A-6	Door Schedule
	A-7	Detail Sheet

Fire Alarm:

	FA-0	Fire Alarm Legend, Detail, Notes & Specifications
	FA-1	Fire Alarm Third Floor Plan

Fire Protection:

	FP-0	Fire Protection Legend, Detail, Notes & Specifications
	FP-1	Fire Protection Third Floor Plan

123 North Washington Street, Boston, Massachusetts 02114-2134 tel 617 227 7727 fax 617 227 1870

Jill M. Lagowski
Longfellow Real Estate Partners, LLC
Manus Biosynthesis Expansion
REDAP Project Number 14106.11
24 July 2014
Page 2

Plumbing:

P-0	Plumbing Legend & Notes
P-2	Plumbing Second Floor Part Plan
P-3A	Plumbing Third Floor Plan — Area A
P-3B	Plumbing Third Floor Plan — Area B
P-6	Plumbing Schedules
P-7	Plumbing Details
P-8	Plumbing Specifications

Mechanical:

H-0	HVAC Legends, Abbreviations & General Notes
H-1	HVAC Schedules
H-2	HVAC Details
H-3	HVAC Third Floor Ductwork Plan
H-4	HVAC Third Floor Piping Plan
H-5	HVAC Specifications

Electrical:

E-1	Electrical Legend and Notes
E-2	Electrical Riser Diagram and Schedules
E-3	Electrical Schedules
E-4	Electrical Details
E-5	Electrical Specifications
E-6	Electrical Third Floor Lighting Plan
E-7A	Electrical Third Floor Power Plan
E-7B	Electrical Third Floor Power Plan
E-8	Electrical Third Floor Lighting Demo Plan
E-9	Electrical Third Floor Power Demo Plan

123 North Washington Street, Boston, Massachusetts 02114-2134 tel 617 227 7727 fax 617 227 1870

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EXHIBIT 1.3

First Offer Space

[to be attached]

EXHIBIT B

SUBLEASED PREMISES

EXHIBIT C

INITIAL IMPROVEMENTS